EXHIBIT 4.17

C L I F F O R D                                                  CONFORMED COPY
C H A N C E






                               US$3,800,000,000

                             FACILITIES AGREEMENT

                            dated 24 September 2004

                                      for

                              CEMEX ESPANA, S.A.

                                  as Borrower

                              CEMEX ESPANA, S.A.
                        CEMEX CARACAS INVESTMENTS B.V.
                       CEMEX CARACAS II INVESTMENTS B.V.
                        CEMEX EGYPTIAN INVESTMENTS B.V.
                         CEMEX MANILA INVESTMENTS B.V.
                         CEMEX AMERICAN HOLDINGS B.V.

                                 as Guarantors

                                  arranged by

                       CITIGROUP GLOBAL MARKETS LIMITED

                                      and

                          GOLDMAN SACHS INTERNATIONAL

                                     with

                          CITIBANK INTERNATIONAL PLC

                                acting as Agent
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                    TERM AND REVOLVING FACILITIES AGREEMENT

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


                                   CONTENTS
Clause                                                                      Page
1.     Definitions And Interpretation.......................................1
2.     The Facilities......................................................22
3.     Purpose.............................................................23
4.     Conditions Of Utilisation...........................................24
5.     Utilisation.........................................................27
6.     Optional Currencies.................................................28
7.     Repayment...........................................................29
8.     Conversion Of Facility C1...........................................29
9.     Prepayment And Cancellation.........................................30
10.    Interest............................................................34
11.    Interest Periods....................................................35
12.    Changes To The Calculation Of Interest..............................36
13.    Fees................................................................37
14.    Tax Gross Up And Indemnities........................................39
15.    Increased Costs.....................................................42
16.    Other Indemnities...................................................43
17.    Mitigation By The Lenders...........................................45
18.    Costs And Expenses..................................................46
19.    Guarantee And Indemnity.............................................47
20.    Representations.....................................................50
21.    Information Undertakings............................................54
22.    Financial Covenants.................................................57
23.    General Undertakings................................................60
24.    Events Of Default...................................................72
25.    Changes To The Lenders..............................................76
26.    Changes To The Obligors.............................................79
27.    Role Of The Agent And The Arranger..................................82
28.    Conduct Of Business By The Finance Parties..........................87
29.    Sharing Among The Finance Parties...................................87
30.    Payment Mechanics...................................................90
31.    Set-Off.............................................................92
32.    Notices.............................................................92
33.    Calculations And Certificates.......................................96
34.    Partial Invalidity..................................................97
35.    Remedies And Waivers................................................97
36.    Amendments And Waivers..............................................97
37.    Counterparts........................................................98
38.    Governing Law.......................................................99
39.    Enforcement.........................................................99

Schedule 1           100
       Part I The Obligors.................................................100
       Part Ii The Original Lenders........................................101

Schedule 2 CONDITIONS PRECEDENT............................................102
       Part I Conditions Precedent To Initial Utilisation..................102
       Part Ii Conditions Precedent Required To Be Delivered By An
       Additional Obligor..................................................105

Schedule 3 REQUESTS  107
       Part I A Utilisation Request........................................107
       Part Ii Selection Notice............................................109

Schedule 4 MANDATORY COST FORMULAE.........................................110

Schedule 5 FORM OF TRANSFER CERTIFICATE....................................113

Schedule 6 FORM OF ACCESSION LETTER........................................115

Schedule 7 FORM OF COMPLIANCE CERTIFICATE..................................116

Schedule 8 TIMETABLES......................................................118

Schedule 9 FORM OF LMA CONFIDENTIALITY UNDERTAKING.........................119

Schedule 10 EXISTING SECURITY..............................................124

Schedule 11 EXISTING NOTARISATIONS.........................................125

Schedule 12 MATERIAL SUBSIDIARIES..........................................126

THIS TERM AND REVOLVING FACILITIES AGREEMENT is dated 24 September 2004 and made

BETWEEN:

(1)     CEMEX ESPANA, S.A. (the "Original Borrower" or the "Company");

(2) THE COMPANIES listed in Part I of Schedule 1 (The Obligors) as original guarantors (the "Original Guarantors");

(3) CITIGROUP GLOBAL MARKETS LIMITED and GOLDMAN SACHS INTERNATIONAL as mandated lead arrangers and joint bookrunners (whether acting individually or together the "Arranger");

(4) THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Lenders) as lenders (the "Original Lenders"); and

(5) CITIBANK INTERNATIONAL PLC as agent of the other Finance Parties (the "Agent").

IT IS AGREED as follows:

                                   SECTION 1
                                INTERPRETATION

1.      DEFINITIONS AND INTERPRETATION

1.1     Definitions

        In this Agreement:

        "Accession Letter" means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

        "Acquisition Utilisation" means a Term Loan made or to be made for one or more of the purposes set out in Clause 3.1(b) (Purpose) (other than paragraphs (v) and (vi) thereof).

        "Additional Cost Rate" has the meaning given to it in Schedule 4 (Mandatory Cost Formulae).

        "Additional Borrower" means a company which becomes an Additional Borrower in accordance with Clause 26 (Changes to the Obligors).

        "Additional Guarantor" means a company which becomes an Additional Guarantor in accordance with Clause 26 (Changes to the Obligors).

        "Additional Obligor" means an Additional Borrower or an Additional Guarantor.

        "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

        "Agent's Spot Rate of Exchange" means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market as of 11:00 a.m. on a particular day.

        "Asia Fund" means Cemex Asia Holdings Ltd. ("CAH") or any other vehicles used by the Company or any other member of the Group to invest, or finance investments already made, in companies involved in or assets dedicated to the cement, concrete or aggregates business in Asia in both cases, such company or vehicle, as applicable, with committed third parties with minority interests other than members of the Group or CEMEX, S.A. de C.V. and its Subsidiaries and with the Company maintaining control of its management.

        "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

        "Authorised Signatory" means, in relation to any Obligor, any person who is duly authorised and in respect of whom the Agent has received a certificate signed by a director or another Authorised Signatory of such Obligor setting out the name and signature of such person and confirming such person's authority to act.

        "Availability Period" means the period from and including the date of this Agreement to and including:

        (a)     the Termination Date in respect of Facility C1; and.

        (b) the day which is 180 days after the date of the posting of the first Offer Document, in the case of Facility C2 or Facility C3

        "Available Commitment" means, in relation to a Facility, a Lender's Commitment under that Facility minus:

        (a) the Base Currency Amount of its participation in any outstanding Utilisations under that Facility; and

        (b) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date, other than, in relation to any proposed Utilisation under Facility C1 only, any participation in Facility C1 Loans which are due to be repaid or prepaid on or before the proposed Utilisation Date.

        "Available Facility" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

        "Base Currency" means US dollars.

        "Base Currency Amount" means in relation to a Utilisation, the amount specified in the Utilisation Request delivered by the Company for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date) as adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation.

        "Bidco" means Cemex UK Limited, a special purpose subsidiary of Cemex Holdco incorporated in England and Wales with company number 05196131 and having its registered office at 2 Lambs Passage, London EC1Y 8BB.

        "Borrowers" means the Original Borrower and any Additional Borrower and "Borrower" means any of them.

        "Break Costs" means the amount (if any) by which:

        (a) the interest (excluding the applicable Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

        exceeds:

        (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the day of receipt or recovery if a Business Day and if received or recovered before 2 pm London time (or, if not, on the Business Day following receipt or recovery) and ending on the last day of the current Interest Period.

        "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and Madrid, and:

        (a) (in relation to any date for payment or lending or purchase of, or the determination of an interest rate or rate of exchange in relation to, a currency other than euro) the principal financial centre of the country of that currency; or

        (b) (in relation to any date for payment or lending or purchase of, or the determination of an interest rate or rate of exchange in relation to, euro) any TARGET Day.

        "Capital Lease" means any lease that is capitalised on the balance sheet prepared in accordance with Spanish GAAP.

        "Cemex Facility B Agreement" means the US$1,250,000,000 multicurrency term and revolving credit agreement made between (among others) Cemex Holdco as borrower and Citigroup Global Markets Limited and Goldman Sachs International on or about the date hereof.

        "Cemex Holdco" means New Sunward Holding B.V., a company incorporated in The Netherlands with registered number 34133556.

        "Cemex Holdco B Facilities" means the Facilities made available to Cemex Holdco pursuant to the Cemex Facility B Agreement.

        "Cemex Parent" means CEMEX, S.A. de C.V., a company (sociedad anonima de capital variable) incorporated in Mexico.

        "Cemex Parent A Facilities" means both, the US$500,000,000 A1 term loan facility agreement and the Mexican Peso equivalent of US$250,000,000 A2 term loan facility agreement, each made between (amongst others) Cemex Parent and Citigroup Global Markets Limited and Banco Nacional de Mexico, S.A., Integrante del Grupo Financiero Banamex on or about the date hereof.

        "Certain Funds Period" means the period commencing on the date of this Agreement and ending on the earlier of:

        (a) the date on which the Offer lapses or is withdrawn by the Bidco;

        (b) the date on which the European Commission initiates Phase II Proceedings or the Offer is referred to the UK Competition Commission (where such date occurs before 3.00 p.m. on the first closing date of the Offer or the date on which the Offer becomes or is declared unconditional as to acceptances, whichever is the later);

        (c) the date which falls 180 days after the date of the posting of the Offer Document;

        (d)     the date which falls 90 days after the Unconditional Date;

        (e) the date falling four Months after the date on which the Offer Document is despatched if, by that date, Bidco has not given a
                Section 429 Notice;

        (f) the date falling 8 weeks after the first date on which the Bidco is entitled to give a Section 429 Notice; or

        (g)     the date falling 14 days after the Scheme Effective Date.

        "Clean-Up Date" means the date falling 180 days after the Unconditional Date.

        "Clean-Up Period" means the period commencing on the Unconditional Date and ending on the Clean-Up Date.

        "Code" means the City Code on Takeovers and Mergers.

        "Commitment" means a Facility C1 Commitment, a Facility C2 Commitment, and/or Facility C3 Commitment.

        "Company/Bidco Intercompany Loan" means a loan to be made directly or indirectly by the Company to Bidco under the Company/Bidco Intercompany Loan Agreement.

        "Company/Bidco Intercompany Loan Agreement" means the loan agreement in the agreed form to be entered into between the Company or any of its direct or indirect subsidiaries and Bidco on or before the first Utilisation after the Unconditional Date, pursuant to which all proceeds of the Facilities will be on-lent by the Company to Bidco.

        "Compliance Certificate" means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).

        "Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 9 (Form of LMA Confidentiality Undertaking) or in any other form agreed between the Company and the Agent.

        "Conversion Request" has the meaning given to it in Clause 8.1 (Request for Conversion).

        "Costs and Expenses Letter" means the costs and expenses letter dated on or about the date of this Agreement between the Arranger, the Company, Cemex Holdco and Cemex Parent.

        "Default" means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period , the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

        "Domestic Lender" means any person described in paragraph (c) of article 57 of Royal Decree 537/1997, of 14 April (Real Decreto 537/1997 de 14 de abril) as amended by Royal Decree 2717/1998, of 18 December (Real Decreto 2717/1998, de 18 de diciembre) or in the second paragraph of article 12.1 of Royal Decree 326/1999, of 26 February (Real Decreto 326/1999, de 26 de febrero).

        "Environmental Claim" means any claim, proceeding or investigation by any person in respect of any Environmental Law.

        "Environmental Law" means any applicable law or regulation in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

        "Environmental Permits" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

        "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

        "EURIBOR" means, in relation to any Loan in euro:

        (a)     the applicable Screen Rate; or

        (b) (if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

        "Event of Default" means any event or circumstance specified as such in Clause 24 (Events of Default).

        "Facility" means Facility C1, Facility C2 or Facility C3.

        "Facility C1" means the 364-day multicurrency revolving loan facility with a term-out option made available under this Agreement as described in paragraph (a) of Clause 2.1 (The Facilities).

        "Facility C1 Commitment" means:

        (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility C1 Commitment" in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility C1 Commitment transferred to it under this Agreement; and

        (b) in relation to any other Lender, the amount in the Base Currency of any Facility C1 Commitment transferred to it under this Agreement,

        to the extent not cancelled, reduced or transferred by it under this Agreement.

        "Facility C1 Loan" means a loan made or to be made under Facility C1 or the principal amount outstanding for the time being of that loan.

        "Facility C2" means the multicurrency term loan facility made available under this Agreement as described in paragraph (b) of Clause
        2.1 (The Facilities).

        "Facility C2 Commitment" means:

        (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility C2 Commitment" in Part II of Schedule 1 (The Original Lenders) and the amount of any other Facility C2 Commitment transferred to it under this Agreement; and

        (b) in relation to any other Lender, the amount in the Base Currency of any Facility C2 Commitment transferred to it under this Agreement,

        to the extent not cancelled, reduced or transferred by it under this Agreement.

        "Facility C2 Loan" means a loan made or to be made under Facility C2 or the principal amount outstanding for the time being of that loan.

        "Facility C3" means the multicurrency term loan facility made available under this Agreement as described in paragraph (c) of Clause
        2.1 (The Facilities).

        "Facility C3 Commitment" means:

        (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility C3 Commitment" in Part II of Schedule 1 (The Original Lenders) and the amount of any other Facility C3 Commitment transferred to it under this Agreement; and

        (b) in relation to any other Lender, the amount in the Base Currency of any Facility C3 Commitment transferred to it under this Agreement,

        to the extent not cancelled, reduced or transferred by it under this Agreement.

        "Facility C3 First Repayment Date" means the date falling 42 months after the date of this Agreement.

        "Facility C3 Loan" means a loan made or to be made under Facility C3 or the principal amount outstanding for the time being of that loan.

        "Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

        "Final C1 Termination Date" means, in relation to Facility C1, a date which is 364 days after the Termination Date relating thereto.

        "Finance Document" means this Agreement, any Accession Letter, the Syndication and Fees Letter, the Sub Underwriter Fees Letter, the Costs and Expenses Letter and any other document designated as a "Finance Document" by the Agent and the Company.

        "Finance Party" means the Agent, the Arranger or a Lender.

        "Financial Indebtedness" means any indebtedness for or in respect of, and without double counting:

        (a) moneys borrowed (including, but not limited to, any amount raised by acceptance under any acceptance credit facility and receivables sold or discounted on a recourse basis (it being understood that Permitted Securitisations shall be deemed not to be on a recourse basis));

        (b) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

        (c) the amount of any liability in respect of any lease or hire purchase contract that would, in accordance with Spanish GAAP, be treated as a Capital Lease;

        (d) the deferred purchase price of assets or the deferred payment of services, except trade accounts payable in the ordinary course of business;

        (e) obligations of a person under repurchase agreements for the stock issued by such person or another person;

        (f) obligations of a person with respect to product invoices incurred in connection with exporting financing;

        (g) all Financial Indebtedness of others secured by Security on any asset of a person, regardless of whether such Financial Indebtedness is assumed by such person in an amount equal to the lower of (i) the net book value of such asset and (ii) the amount secured thereby; and

        (h)     guarantees of Financial Indebtedness of other persons.

        "First Utilisation Date" means the date on which the first Utilisation is made under this Agreement.

        "Funds Flow Statement" means the funds flow statement in agreed form delivered to the Agent (as amended from time to time prior to the Unconditional Date provided that such amendments:

        (a)     have been approved by the Lenders; or

        (b) do not affect the interests of the Lenders in relation to the Facilities).

        "GAAP" means, in relation to an Obligor, the generally accepted accounting principles applying to it (i) in the country of its incorporation; or (ii) in a jurisdiction agreed to by the Agent.

        "Group" means the Company and each of its Subsidiaries for the time being.

        "Guarantors" means the Original Guarantors and any Additional Guarantor other than any Original Guarantor or Additional Guarantor which has ceased to be a Guarantor pursuant to Clause 26.4 (Resignation of Guarantor) and has not subsequently become an Additional Guarantor pursuant to Clause 26.3 (Additional Guarantors) and "Guarantor" means any of them.

        "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

        "Information Memorandum" means the document in the form approved by the Company (and as updated from time to time with the approval of the Company) concerning Cemex Parent, the Group and the Target Group which, at the request of the Company and on its behalf is to be prepared in relation to the transaction contemplated by this Agreement, approved by the Company and distributed by the Arranger in connection with the syndication of the Facilities.

        "Intellectual Property" means:

        (a) any patents, trade marks, service marks, designs, business names, copyrights, design rights, data-base rights, inventions, knowhow and other intellectual property rights and interests, whether registered or unregistered; and

        (b) the benefit of all applications and rights to use such assets of each member of the Group.

        "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.3 (Default interest).

        "International Accounting Standards" means the accounting standards approved by the International Accounting Standards Board from time to time.

        "Legal Opinions" means the legal opinions delivered to the Agent pursuant to Clause 4.1 (Initial Conditions Precedent) or in relation to any Additional Obligors.

        "Lender" means:

        (a)     any Original Lender; and

        (b) any bank, financial institution, securitisation trust or fund or other entity which has become a Party in accordance with Clause 25 (Changes to the Lenders),

        which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

        "LIBOR" means, in relation to any Loan:

        (a)     the applicable Screen Rate; or

        (b) (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

        "LMA" means the Loan Market Association.

        "Loan" means a Facility C1 Loan or a Term Loan.

        "Loan Notes" means the loan notes (if any) issued to the shareholders of the Target Shares pursuant to the Offer.

        "Major Breach" means in respect of the Company and its Subsidiaries (including Bidco) only and not, for the avoidance of doubt, relating to any member of the Target Group (including any failure to procure its compliance), an outstanding breach of any paragraph of Clause 3.1 (Purpose) arising from the failure of a Borrower or Bidco to apply the proceeds of an Acquisition Utilisation for the purposes for which it was advanced, Clauses 23.6 (Negative Pledge) (other than any breach in respect of a judgment lien), 23.7 (Disposals) (other than any breach arising from a downgrade in the Rating of the Company), 23.8 (Merger) (other than any breach arising from a downgrade in the Rating of the Company), 23.14 (Pari Passu Ranking) or 23.18 (The Offer).

        "Major Default" means (a) any outstanding Event of Default in respect of the Company and its Subsidiaries (including Bidco) only and not, for the avoidance of doubt, relating to any member of the Target Group (including any failure to procure its compliance) under any of Clauses
        24.1 (Non-payment), 24.3 (Other obligations) only in relation to a Major Breach, 24.4 (Misrepresentation) only in relation to a Major Representation, 24.6 (Insolvency), 24.7 (Insolvency proceedings),
        24.11 (Unlawfulness) or 24.12 (Repudiation); or (b) any failure by the Company to comply with the requirements of Clause 4.1 (Initial Conditions Precedent) (other than paragraphs 4(a), (b), (c) and 6(e) of Part I of Schedule 2).

        "Major Representation" means in respect of the Company and its Subsidiaries (including Bidco) only and not, for the avoidance of doubt, relating to any member of the Target Group (including any failure to procure its compliance), any of the representations contained in Clause 20.1 (Status) to Clause 20.4 (Power and authority) (inclusive) and 20.14 (Offer Documents Information) where, in each case, breach would lead to a Material Adverse Effect.

        "Majority Lenders" means:

        (a) for the purposes of paragraph (b)(i) of Clause 23.16 (The Offer) only, a Lender or Lenders whose Commitments aggregate more than 66 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 per cent. of the Total Commitments immediately prior to that reduction);

        (b) if there are no Loans then outstanding a Lender or Lenders whose Commitments aggregate more than 51 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 51 per cent. of the Total Commitments immediately prior to that reduction); and

        (c) at any other time, a Lender or Lenders whose undrawn Commitments and participations in the Loans then outstanding aggregate more than 51% of all the undrawn Commitments and Loans then outstanding. "Mandatory Cost" means the percentage rate per annum calculated in accordance with Schedule 4 (Mandatory Cost Formulae).

        "Margin" means:

        (a) subject to paragraph (c) below, in relation to any Loan the percentage rate per annum determined pursuant to the table set out below:

                ----------------------- -----------------------
                Facility                Margin % p.a.
                ----------------------- -----------------------
                Facility C1             0.65
                ----------------------- -----------------------
                Facility C2             0.75
                ----------------------- -----------------------
                Facility C3             0.85
                ----------------------- -----------------------

        (b) in relation to any Unpaid Sum the percentage rate per annum specified above applicable to the Facility in relation to which the Unpaid Sum arises, or if such Unpaid Sum does not arise in relation to a particular Facility, the rate per annum specified above applicable to the Facility to which the Agent reasonably determines the Unpaid Sum most closely relates, or if none, the highest rate per annum specified above,

        (c) but if at any time after the First Utilisation Date following the Unconditional Date:

                (i)     no Default has occurred and is continuing; and

                (ii) the Net Borrowings to Adjusted EBITDA ratio in respect of the most recently completed Relevant Period is within a range set out below,

                then the Margin for each Loan under each Facility will be the percentage rate per annum set out below opposite that range:

                --------------------------- ------------------------------------
                Net      Borrowings     to                 Margin
                Adjusted EBITDA                            % p.a.
                --------------------------- ------------ ----------- -----------
                                              Facility    Facility     Facility
                                                 C1          C2           C3
                --------------------------- ------------ ----------- -----------
                Greater  than or  equal to  0.85         0.95        1.05
                3.0:1
                --------------------------- ------------ ----------- -----------
                Less   than    3.0:1   but  0.65         0.75        0.85
                greater  than or  equal to
                2.5:1
                --------------------------- ------------ ----------- -----------
                Less   than    2.5:1   but  0.50         0.60        0.70
                greater  than or  equal to
                2.0:1
                --------------------------- ------------ ----------- -----------
                Less than 2.0:1             0.40         0.50        0.60
                --------------------------- ------------ ----------- -----------

                However any increase or decrease in the Margin shall take effect on the date (the "reset date") which is five Business Days after receipt by the Agent of the Compliance Certificate for that Relevant Period pursuant to Clause 21.2 (Compliance Certificate) and in the case of a then current Interest Period will apply to the whole of such Interest Period unless any payments of interest have already been made in which case any adjustments to the Margin will apply only from the date of such payment. For the purpose of determining the Margin, Net Borrowings to Adjusted EBITDA ratio and Relevant Period shall be determined in accordance with Clause 22.1 (Financial definitions).

        "Material Adverse Effect" means a material adverse effect on:

        (a) the business, condition (financial or otherwise) or operations of the Group taken as a whole;

        (b) the rights or remedies of any Finance Party under the Finance Documents; or

        (c) the ability of any Obligor to perform its obligations under the Finance Documents.

        "Material Subsidiary" means those companies set out in Schedule 13 (Material Subsidiaries) and any other Subsidiary of the Company:

        (a) which becomes a Subsidiary of the Company after the date hereof or acquires substantial assets or businesses after the date hereof; and

        (b)     which:

                (i) has total assets representing 5 per cent. or more of the total consolidated assets of the Group; and/or

                (ii) has revenues representing 5 per cent. or more of the consolidated turnover of the Group,

        in each case calculated on a consolidated basis and any Holding Company of any such Subsidiary (save unless such company is already a Guarantor hereunder).

        Compliance with the conditions set out in paragraphs (a) and (b) shall be determined by reference to the most recent Compliance Certificate supplied by the Company and/or the latest audited financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the latest audited consolidated financial statements of the Group, but if a Subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Group were prepared, the financial statements shall be adjusted in order to take into account the acquisition of that Subsidiary (that adjustment being certified by the Group's auditors as representing an accurate reflection of each of the respective revised total assets and turnover of the Group).

        A report by the auditors of the Company that a Subsidiary is a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all Parties.

        "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

        (a) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

        (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

        The above rules will only apply to the last Month of any period. "Monthly" shall be construed accordingly.

        "Moody's" means Moody's Investors Service Inc.

        "New Lender" means a New Lender as specified in a Transfer
        Certificate.

        "Obligors" means the Borrowers and the Guarantors and "Obligor" means any of them.

        "Offer" means the offer proposed to be made by Bidco, substantially on the terms set out in the Press Release, to acquire all of the Ordinary Shares not already owned by Bidco (whether by way of offer to purchase or scheme of arrangement), as such Offer may from time to time be amended, added to, revised, renewed or waived as permitted in accordance with the terms of this Agreement.

        "Offer Costs" means all costs, fees and expenses (and taxes thereon) and all stamp, documentary, registration or similar taxes incurred by or on behalf of Cemex Parent, the Company, Bidco or the Target in connection with the Offer, the financing of the Offer and the refinancing of the Financial Indebtedness of members of the Target Group.

        "Offer Document" means the offer (or scheme) document delivered or to be delivered to the shareholders of the Target in relation to the Offer.

        "Offer Documents" means the Offer Document, the Press Release and any other documents despatched to the shareholders of the Target in relation to the Offer by or on behalf of Bidco.

        "Optional Currency" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.4 (Conditions relating to Optional Currencies).

        "Ordinary Shares" means the ordinary shares of 25 pence each in the Target.

        "Original Financial Statements" means:

        (a) in relation to the Company, its audited unconsolidated and consolidated financial statements for its financial year ended 31 December 2003;

        (b) in relation to each Guarantor, its respective audited unconsolidated (and, to the extent available, its audited consolidated) financial statements for its financial year ended 31 December 2003; and

        (c) in relation to any other Obligor, its most recent audited financial statements.

        "Original Obligor" means an Original Borrower or an Original
        Guarantor.

        "Outlook" means a rating outlook of the Company with regard to the Company's economic and/or fundamental business condition, as assigned by a Rating Agency.

        "Panel" means the Panel on Takeovers and Mergers.

        "Participating Member State" means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

        "Party" means a party to this Agreement.

        "Permitted Securitisations" means a sale, transfer or other securitisation of receivables and related assets by the Company or its Subsidiaries, including a sale at a discount, provided that (i) such receivables have been transferred, directly or indirectly, by the originator thereof to a Special Purpose Vehicle in a manner that satisfies the requirements for an absolute conveyance, and not merely a pledge, under the laws and regulations of the jurisdiction in which such originator is organised, (ii) such Special Purpose Vehicle issues notes, certificates or other obligations which are to be repaid from collections and other proceeds of such receivables and (iii) except for customary representations, warranties, covenants and indemnities, such sale, transfer or other securitisation is carried out on a non-recourse basis.

        "Phase II Proceedings" means proceedings under Article 6 (1) (c) of the Council Regulation (EC) 139/2004.

        "Press Release" means a press announcement to be released by Bidco announcing the terms of the Offer.

        "Process Agent" means Bidco.

        "Qualifying Lender" has the meaning given to that term in Clause 14 (Tax gross-up and indemnities).

        "Quotation Day" means, in relation to any period for which an interest rate is to be determined:

        (a)     (if the currency is sterling) the first day of that period;

        (b) (if the currency is euro) two TARGET Days before the first day of that period; or

        (c) (for any other currency) two Business Days before the first day of that period,

        unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

        "Rating" means at any time the solicited long term credit rating or the senior implied rating of the Company or an issue of securities of or guaranteed by the Company, where the rating is based primarily on the senior unsecured credit risk of the Company and/or, in the case of the senior implied rating, on the characteristics of any particular issue, assigned by a Rating Agency.

        "Rating Agency" means S&P or Moody's.

        "Reference Banks" means, the principal London offices of Citibank, N.A., Deutsche Bank A.G., Banco Bilbao Vizcaya Argentaria, S.A. and such other banks as may be appointed by the Agent in consultation with the Company.

        "Refinancing Loans" means Facility C1 Loans made for the purposes specified in paragraph (a) of Clause 3.1 (Purpose).

        "Relevant Interbank Market" means, in relation to euro, the European interbank market, and, in relation to any other currency, the London interbank market.

        "Relevant Jurisdiction" means in relation to an Obligor:

        (a)     its jurisdiction of incorporation; and

        (b)     any jurisdiction where it conducts its business.

        "Relevant Period" has the meaning given to that term in Clause 22 (Financial Covenants).

        "Relevant Target Facilities" means all such Financial Indebtedness of the Target Group which comprises bilateral or syndicated credit facilities provided by banks or other financial institutions before or after the date of this Agreement but not including any fixed rate privately placed notes or any publicly issued debt instruments.

        "Repeating Representations" means each of the representations set out in Clauses 20.1 (Status) to Clause 20.6 (Governing law and enforcement), Clause 20.9 (No default), paragraphs (a) and (b) of Clause 20.11 (Financial statements), Clause 20.12 (Pari passu ranking), Clause 20.13 (No proceedings pending or threatened), Clause
        20.15 (No winding-up), Clause 20.16 (Material Adverse Change) and Clause 20.14 (Offer Documents Information).

        "Rollover Loan" means one or more Facility C1 Loans:

        (a) made or to be made on the same day that a maturing Facility C1 Loan is due to be repaid;

        (b) the aggregate amount of which is equal to or less than the maturing Facility C1 Loan;

        (c) in the same currency as the maturing Facility C1 Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

        (d) made or to be made for the purpose of refinancing a maturing Facility C1 Loan.

        "S&P" means Standard & Poors Corporation.

        "Scheme" means a scheme of arrangement under section 425 of the Companies Act 1985 between the Target, Bidco and the holders of the Target Shares (as outlined in the Press Release).

        "Scheme Effective Date" means, where Bidco elects to use a Scheme to acquire the Ordinary Shares, the date on which an office copy of the order of the High Court of Justice sanctioning the Scheme is filed with the registrar of companies for registration under section 425(3) of the Companies Act 1985.

        "Screen Rate" means:

        (a) in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period; and

        (b) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

        displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

        "Section 429 Notice" means a notice in the prescribed form to those holders of Target Shares which have not accepted the Offer, pursuant to Section 429(2) of the Companies Act 1985.

        "Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. "Selection Notice" means a notice substantially in the form set out in Part II of Schedule 3 (Selection Notice) given in accordance with Clause 11 (Interest Periods) in relation to a Term Facility.

        "Spain" means the Kingdom of Spain.

        "Spanish Public Document" means any obligation in an Escritura Publica or documento intervenido.

        "Special Purpose Vehicle" means a securitisation trust or fund, limited liability company, partnership or other special purpose person established to implement a securitisation of receivables, provided that the business of such person is limited to acquiring, servicing and funding receivables and related assets and activities incidental thereto.

        "Specified Time" means a time determined in accordance with Schedule 8 (Timetables).

        "Stake" means a number of shares in any Group member held by another Group member the disposal of which would cause the first Group member to cease to be a Subsidiary of the second Group member.

        "Sub Underwriter Fee Letter" means the sub underwriter fee letter dated on or about the date of this Agreement between the Arranger, the Company, Cemex Holdco and Cemex Parent.

        "Subsidiary" means in relation to any company or corporation, a company or corporation:

        (a) which is controlled, directly or indirectly, by the first mentioned company or corporation;

        (b) more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

        (c) which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

        and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

        "Syndication and Fees Letter" means the syndication and fees letter dated on or about the date of this Agreement between the Arranger and the Company detailing certain agreed arrangements and principles regarding syndication of the Facilities and setting out certain of the fees referred to in Clause 13 (Fees).

        "Target" means RMC Group PLC, a company incorporated under the laws of England and Wales.

        "Target Group" means the Target and its Subsidiaries.

        "Target Shares" means all of the Ordinary Shares, which are or will be the subject of the Offer.

        "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

        "TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.

        "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

        "Taxes Act" means the Income and Corporation Taxes Act 1988.

        "Term Facility" means Facility C2 or Facility C3.

        "Term Loan" means a Facility C2 Loan or a Facility C3 Loan and any Facility C1 Loan following the exercise by the Company of the term-out option pursuant to Clause 8 (Conversion of Facility C1).

        "Termination Date" means:

        (a) in relation to Facility C1, the day which is 364 days after the date of this Agreement;

        (b) in relation to Facility C2, the day which is 36 Months after the date of this Agreement;

        (c) in relation to Facility C3 the day which is 60 Months after the date of this Agreement,

        or, in each case, if such day would not be a Business Day, the first succeeding Business Day, unless such day would fall into the next month, in which case the immediately preceding Business Day.

        "Total Commitments" means the aggregate of the Total Facility C1 Commitments, the Total Facility C2 Commitments and the Total Facility C3 Commitments.

        "Total Facility C1 Commitments" means the aggregate of the Facility C1 Commitments.

        "Total Facility C2 Commitments" means the aggregate of the Facility C2 Commitments.

        "Total Facility C3 Commitments" means the aggregate of the Facility C3 Commitments.

        "Transaction Documents" means the Finance Documents, the Offer Documents and the Company /Bidco Intercompany Loan Agreement.

        "Transfer Certificate" means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

        "Transfer Date" means, in relation to a transfer, the later of:

        (a)     the proposed Transfer Date specified in the Transfer
                Certificate; and

        (b)     the date on which the Agent executes the Transfer Certificate.

        "Unconditional Date" means the date on which the Offer is declared or becomes unconditional in all respects.

        "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

        "U.S.", "US" or "United States" means the United States of America.

        "Utilisation" means a utilisation of a Facility.

        "Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

        "Utilisation Request" means a notice substantially in the form set out in Part I of Schedule 3 (Utilisation Request).

        "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2      Construction

        (a) Unless a contrary indication appears a reference in this Agreement to:

                (i) the "Agent", the "Arranger", any "Finance Party", any "Lender", any "Obligor" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

                (ii) a document in "agreed form" is a document which is initialled by or on behalf of the Company and the Agent or the Arranger;

                (iii) "assets" includes present and future properties, revenues and rights of every description;

                (iv) the "European interbank market" means the interbank market for euro operating in Participating Member States;

                (v) a "Finance Document" or a "Transaction Document" or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended or novated;

                (vi) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

                (vii) a "participation" of a Lender in a Loan, means the amount of such Loan which such Lender has made or is to make available and thereafter that part of the Loan which is owed to such Lender;

                (viii) a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

                (ix) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, with which persons who are subject thereto are accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

                (x) the "winding-up", "dissolution", "administration" or "reorganisation" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings (such as, in Spain, suspension de pagos, quiebra, concurso or any other situacion concursal) under the laws and regulations of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, bankruptcy, dissolution, administration, arrangement, adjustment, protection or relief of debtors;

                (xi) a provision of law is a reference to that provision as amended or re-enacted without material modification;

                (xii)   a time of day is a reference to London time; and

                (xiii) a reference to a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause, a paragraph of or a schedule to this Agreement.

        (b) Section, Clause and Schedule headings are for ease of reference only.

        (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

        (d) A Default (including an Event of Default) is "continuing" if it has not been remedied or waived but, for the avoidance of doubt, no breach of any of the financial covenants set out in Clause 22 (Financial Covenants) shall be capable of being or be deemed to be remedied by virtue of the fact that upon any subsequent testing of such covenants pursuant to Clause 22 (Financial Covenants), there is no breach thereof.

1.3      Currency Symbols and Definitions

        "(pound)" and "sterling" denote lawful currency of the United Kingdom, "(euro)", "EUR" and "euro" means the single currency unit of the Participating Member States and "US$", "$" and "dollars" denote lawful currency of the United States of America.

1.4      Third party rights

        (a) Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or enjoy the benefit of any term of any Finance Document.

        (b) Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary any Finance Document at any time.

                                   SECTION 2
                                THE FACILITIES

2.      THE FACILITIES

2.1     The Facilities

        Subject to the terms of this Agreement, the Lenders make available:

        (a) a 364 day multicurrency revolving loan facility in an aggregate amount equal to the Total Facility C1 Commitments;

        (b) a three year multicurrency term loan facility in an aggregate amount equal to the Total Facility C2 Commitments;

        (c) a five year multicurrency term loan facility in an aggregate amount equal to the Total Facility C3 Commitments.

2.2     Finance Parties' rights and obligations

        (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

        (b) Except as otherwise stated in the Finance Documents, the rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

        (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3      Affiliate Facility Offices

        (a) A Lender may designate an Affiliate of that Lender as its Facility Office for the purpose of participating in or making Loans to Borrowers in particular countries.

        (b) An Affiliate of a Lender may be designated for the purposes of paragraph (a):

                (i) by appearing under the name of the Lender in Parts II (The Original Lenders) of Schedule 1 and executing this Agreement; or

                (ii) by being referred to in and executing a Transfer Certificate by which the Lender becomes a Party.

        (c) An Affiliate of a Lender referred to in this Clause 2.3 shall not have any Commitment, but shall be entitled to all rights and benefits under the Finance Documents relating to its participation in Loans, and shall have the corresponding duties of a Lender in relation thereto, and is a Party to this Agreement and each other relevant Finance Document for those purposes.

        (d) A Lender which has an Affiliate appearing under its name in Parts II (The Original Lenders) of Schedule 1 or, as the case may be, in a Transfer Certificate, will procure, subject to the terms of this Agreement, that the Affiliate participates in Loans to the relevant Borrower(s) in place of that Lender. However, if as a result of the Affiliate's participation, an Obligor would be obliged to make a payment to the Affiliate under Clause 14 (Tax Gross-up and indemnities) or Clause 15 (Increased costs), then the Affiliate is only entitled to receive payment under those clauses to the same extent as the Lender (designating such Affiliate) would have been if the Lender had not designated such Affiliate for purposes of paragraph (a) above.

3.      PURPOSE

3.1      Purpose

        (a) Each Borrower shall apply the proceeds of each Facility C1 Loan in or towards refinancing Financial Indebtedness of members of the Target Group which is outstanding as of the first Utilisation after the Unconditional Date and for payment of any break funding costs, redemption premia and other costs, fees and expenses (and taxes thereon) payable in connection with such refinancing.

        (b) The proceeds of each Facility C2 Loan and each Facility C3 Loan will be applied on or after the Unconditional Date, in or towards:

                (i) financing the acquisition by Bidco of the Target Shares to be acquired by Bidco pursuant to the Offer;

                (ii) financing the consideration payable by Bidco with respect to the Target Shares pursuant to the procedures contained in sections 428-430F of the Companies Act 1985;

                (iii) financing payments to holders of options in respect of shares in the Target who exercise or surrender their options in connection with the Offer;

                (iv) financing or refinancing the Offer Costs, other than fees paid to the financial advisers to Bidco in relation to the Offer;

                (v) refinancing Financial Indebtedness of members of the Target Group and for the payment of any break funding costs, redemption premia and other costs, fees and expenses (and taxes thereon) payable in connection with such refinancing; and

                (vi) if the Cemex Holdco B Facilities have been fully utilised, financing the payment of amounts due under Loan Notes.

        (c) if the Cemex Holdco B Facilities have been fully utilised, the proceeds of each Facility C2 Loan and each Facility C3 Loan may be applied to finance payment for Ordinary Shares by way of market purchases made prior to the Unconditional Date.

        (d) Utilisations after the Unconditional Date may only be made if the Cemex Parent A Facilities and the Cemex Holdco B Facilities have been fully utilised or will be fully utilised simultaneously with such Utilisations hereunder.

3.2     Monitoring

        No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.      CONDITIONS OF UTILISATION

4.1     Initial Conditions Precedent

        The Company may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part I of
        Schedule 2 (Conditions Precedent to Initial Utilisation) save that the Company may deliver a Utilisation Request for Loans to fund market purchases of Ordinary Shares prior to the Unconditional Date notwithstanding that the conditions precedent specified in paragraphs 5(b) and (c) of Part 1 of Schedule 2 (Conditions Precedent) have not been met. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2     Further Conditions Precedent

        Subject to the provisions of Clause 4.3 (Certain Funds), the Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

        (a) in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Utilisation, no Default is continuing or would result from the proposed Utilisation;

        (b) the Repeating Representations which are or which are deemed to be made or repeated by each Obligor on such date pursuant to Clause 20.21 (Times on which representations are made) are true in all material respects;

4.3     Certain Funds

        Notwithstanding any term of the Finance Documents (other than Clause
        3.1 (Purpose)), each Finance Party agrees that during the Certain Funds Period, the Finance Parties shall not:

        (a) be entitled to refuse to participate in or make available any Acquisition Utilisation (other than any to be made prior to the Unconditional Date), whether by cancellation, rescission or termination or similar right or remedy (whether under the Finance Documents or under any applicable law) which it may have in relation to an Acquisition Utilisation or otherwise (including by invoking any conditions set out in Clause 4.1 (Initial Conditions Precedent) and Clause 4.2 (Further Conditions Precedent)) provided that this Clause 4.3 shall not apply to any Refinancing Loans; or

        (b) make or enforce any claims they may have under the Finance Documents if the effect of such claim or enforcement would prevent or limit the making of any Acquisition Utilisation during the Certain Funds Period; or

        (c) otherwise exercise any right of set-off or counterclaim or similar right or remedy if to do so would prevent or limit the making of any Acquisition Utilisation; or

        (d) cancel, accelerate or cause repayment or prepayment of any Facility.

        in each case unless (a) a Major Default has occurred and is continuing or would result from the making of an Acquisition Utilisation, (b) a Major Representation is incorrect or misleading when made or deemed to be made or (c) a Lender is entitled to do so by virtue of the provisions of Clause 9.1 (Illegality of a Lender) provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Lenders (subject to Clause 24.17 (Clean Up Period)) notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

4.4     Conditions relating to Optional Currencies

        (a) A currency will constitute an Optional Currency in relation to a Utilisation if:

                (i) it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Utilisation; and

                (ii) it is sterling or euros or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Utilisation.

        (b) The Lenders will only be obliged to comply with Clause 30.9 (Change of currency) if, on the first day of an Interest Period, no Default is continuing or would result from the change of currency and the Repeating Representations to be made by each Obligor are true in all material respects.

        (c) If the Agent has received a written request from the Company for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Company by the Specified Time:

                (i) whether or not the Lenders have granted their approval; and

                (ii) if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

4.5     Maximum number of Loans

        (a) The Company may not deliver a Utilisation Request if as a result of the proposed Utilisation:

                (i)     10 or more Facility C1 Loans would be outstanding; or

                (ii)    5 or more Facility C2 Loans would be outstanding; or

                (iii)   5 or more Facility C3 Loans would be outstanding.

        (b) The Company may not request that a Term Loan be divided if, as a result of the proposed division, 10 or more Term Loans would be outstanding.

        (c)     Any Loan made by a single Lender under Clause 6.2
                (Unavailability of a currency) shall not be taken into account in this Clause 4.5.

4.6     Utilisation after the Unconditional Date

        The Facilities may only be utilised after the Unconditional Date if the Agent has received confirmation from the agents under the Cemex Parent A Facilities and the Cemex Holdco B Facilities that those facilities are fully utilised or that it has received irrevocable requests under those facilities such that they will be fully utilised simultaneously with the first Utilisation under this Agreement after the Unconditional Date.

                                   SECTION 3
                                  UTILISATION

5.      UTILISATION

5.1     Delivery of a Utilisation Request

        The Company may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2     Completion of a Utilisation Request

        (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

                (i)     it identifies the Facility to be utilised;

                (ii) the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

                (iii) the currency and amount of the Loan complies with Clause 5.3 (Currency and amount); and

                (iv) the proposed Interest Period complies with Clause 11 (Interest Periods).

        (b)     Only one Loan may be requested in each Utilisation Request.

5.3     Currency and amount

        (a) The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

        (b) Unless the Agent otherwise agrees, the amount of the proposed Utilisation must be an amount whose Base Currency Amount is not more than the Available Facility (adjusted, where applicable, to take account of any additional Utilisations which are scheduled to take place on or before the relevant Utilisation Date) and which is:

                (i) if the currency selected is the Base Currency, a minimum of US$50,000,000 or, if less, the relevant Available Facility; or

                (ii) if the currency selected is sterling or euros, a minimum of (pound)30,000,000 or, as the case may be, EUR50,000,000 or, if less, the relevant Available Facility; or

                (iii) if the currency selected is an Optional Currency other than sterling or euros, the minimum amount specified by the Agent pursuant to paragraph (c) (ii) of Clause
                        4.4 (Conditions relating to Optional Currencies) or, if less, the relevant Available Facility.

5.4     Lenders' participation

        (a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

        (b) The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the relevant Available Facility immediately prior to making the Loan.

        (c) The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan and the amount of its participation in that Loan, in each case by the Specified Time.

6.      OPTIONAL CURRENCIES

6.1     Selection of currency

        The Company shall select the currency of each Loan in a Utilisation Request.

6.2     Unavailability of a currency

        If before the Specified Time on any Quotation Day:

        (a) a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required, and provides in writing an objectively justified reason therefor; or

        (b) a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

        the Agent will give notice to the Company to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3     Agent's calculations

        Each Lender's participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders' participation).

                                   SECTION 4
                    REPAYMENT, PREPAYMENT AND CANCELLATION

7.      REPAYMENT

7.1     Repayment of Term Loans

        The Borrowers shall:

        (a) repay all Facility C2 Loans on the Termination Date relating thereto; and

        (b) repay all Facility C3 Loans in equal semi-annual instalments starting on the Facility C3 First Repayment Date and ending on the Termination Date relating to Facility C3.

7.2     Repayment of Facility C1 Loans

        The Borrowers shall repay each Facility C1 Loan on the last day of its Interest Period. If such Loan is to be refinanced with a Rollover Loan, the amount of each Loan required to be repaid shall be set off against the amount of the applicable Rollover Loan, provided that all Facility C1 Loans shall be repaid on, or prior to the Termination Date relating thereto.

8.      CONVERSION OF FACILITY C1

8.1     Request for Conversion

        (a)     The Company shall be entitled to request that:

                (i) all or part (being an amount or an integral multiple of US$50,000,000 of the Base Currency Amount) of each Facility C1 Loan (pro rata amongst the Lenders) forming part of a Utilisation and outstanding on the Termination Date relating to Facility C1 be converted on such Termination Date into Term Loans maturing on the Final C1 Termination Date; and

                (ii) all or part of the Facility C1 Commitments which have not been drawn down prior to the Termination Date be drawn down by way of Term Loan by the Company on or before the Termination Date, by delivering to the Agent a request (a "Conversion Request"), not less than 10 days nor more than 30 days prior to the Termination Date.

        (b) The Conversion Request shall be unconditional and irrevocable and, in the case of a Conversion Request for the making of Term Loans under paragraph (a)(ii) of this Clause 8.1, shall be accompanied by a Utilisation Request.

        (c) Any outstandings not requested to be converted shall be repaid in full on the Termination Date.

        (d) All undrawn Facility C1 Commitments not the subject of a Conversion Request shall be cancelled on the Termination Date.

        (e) The Agent shall forward a copy of the Conversion Request to each Lender as soon as practicable after receipt.

8.2     Conversion of Existing Facility C1 Loans

        If:

        (a)     the Company has delivered a conversion Request under Clause
                8.1 (Request for Conversion); and

        (b) the conditions in Clause 4.2 (Further Conditions Precedent) would have been met if the Facility C1 Loan to be converted had been a new Term Loan,

        then all or a part of each Facility C1 Loan which is outstanding on the relevant Termination Date (equal to the amount specified in the Conversion Request as being converted) shall automatically be converted into a Term Loan in the currency in which the relevant outstanding Facility C1 Loan is denominated at the time of the Conversion Request and shall not be repayable on the original Termination Date pursuant to Clause 7.2 (Repayment of Facility C1 Loans) but shall instead be repayable on the Final C1 Termination Date.

8.3     Conversion of Undrawn Commitment

        If:

        (a) the Company has delivered a Conversion Request and Utilisation Request for the making of Term Loans under paragraph (a)(ii) and (b) of Clause 8.1 (Request for conversion); and

        (b) the conditions in Clause 4.2 (Further Conditions Precedent) would have been met if such Loan had been a new Term Loan,

        then a Term Loan shall be made to the Company and shall not be repayable on the original Termination Date under Clause 7.2 (Repayment of Facility C1 Loans) but shall instead be repayable on the Final C1 Termination Date.

8.4     Interest

        The first Interest Period for each Term Loan made pursuant to Clauses
        8.2 (Conversion of Existing Facility C1 Loans) and Clause 8.3 (Conversion of Undrawn Commitment) shall commence on the original Termination Date, and shall be of a duration determined in accordance with Clause 10 (Interest Periods).

9.      PREPAYMENT AND CANCELLATION

9.1     Illegality of a Lender

        If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Utilisation:

        (a) that Lender shall promptly notify the Agent upon becoming aware of that event and in any event at a time which permits the Company to repay that Lender's participation on the date such repayment is required to be made;

        (b) upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

        (c) the Company shall, on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law), repay that Lender's participation in the Loans together with accrued interest on and all other amounts owing to that Lender under the Finance Documents.

9.2     Voluntary cancellation

        Provided that the Company shall not cancel the Facility to the extent it would, as a result of such cancellation, not have certain funds (as required under Rule 24.7 of the Code) for the purpose of the Offer, the Company may if it gives the Agent not less than five Business Days' (or such shorter period as the Majority Lenders in respect of the Facility to which such cancellation relates may agree) prior notice, cancel the whole or any part (being a minimum amount of US$50,000,000) of any Facility. Any cancellation under this Clause 9.2 shall reduce rateably the Commitments of the Lenders under that Facility.

9.3     Automatic Cancellation

        At the close of business on the last day of the Availability Period in respect of each Facility, the Available Commitment of each Lender under such Facility shall be (if it has not already been) cancelled and reduced to zero.

9.4     Voluntary prepayment of Loans

        A Borrower may, if the Company gives the Agent not less than five Business Days' (or such shorter period as the Majority Lenders in respect of the relevant Facility may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the Base Currency Amount of that Loan by a minimum amount of US$50,000,000).

9.5     Right of repayment and cancellation in relation to a single Lender

        (a)     If:

                (i) any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause
                        14.2 (Tax gross-up); or

                (ii) any Lender claims indemnification from an Obligor under Clause 14.3 (Tax indemnity) or Clause 15.1 (Increased costs),

                the Company may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

        (b) On receipt of a notice referred to in paragraph (a) above, the relevant Commitment of that Lender shall immediately be reduced to zero.

        (c) On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower shall repay that Lender's participation in the Loans to which such Interest Period relates.

9.6     Capital Markets Proceeds

        (a)     For the purposes of this Clause 9.6:

                "Capital Markets Proceeds" means:

                (i) the net cash proceeds received by any member of the Group from any capital markets financing (including convertible debt instruments but excluding bank loans) with a maturity of more than one year (after deducting any fees and expenses incurred by any member of the Group in relation to such financings) other than any financing to the extent used to redeem the Loan Notes; and

                (ii) 50% of net cash proceeds of any equity issuance in the capital markets by any member of the Group (after deducting any fees and expenses incurred by any member of the Group in relation to such financings) other than any equity issuance contemplated in the Funds Flow Statement and capital contributions made by Cemex Parent or any of its subsidiaries in a company which is a subsidiary of the contributor.

        (b)     If:

                (i) in respect of the Company, the Net Borrowings to Adjusted EBITDA ratio was greater than 2.25:1 when last tested under Clause 22.2 (Financial Condition); or

                (ii) in respect of Cemex Holdco, the Consolidated Leverage Ratio (as defined in the Cemex Facility B Agreement) is at any time greater than 2.5:1,

                the Company shall procure that on receipt by any member of the Group of Capital Market Proceeds such Capital Market Proceeds are applied as soon as practicable (with a view to avoiding any prepayment, repayment or broken funding costs and expenses) in the repayment of Financial Indebtedness owed by Cemex Holdco or any of its Subsidiaries (including under this Agreement and the Cemex Facility B Agreement).

        (c)     The Financial Indebtedness to be repaid pursuant to paragraph
                (b) above shall be Utilisations (or utilisations under the Cemex Facility B Agreement) unless the originally scheduled repayment date of any other Financial Indebtedness is to occur prior to the scheduled repayment date for the next repayable Utilisation (or utilisation under the Cemex Facility B Agreement), in which event, the Company may elect to repay such earlier repayable Financial Indebtedness first.

9.7     Application of mandatory prepayments

        A prepayment of Utilisations (or utilisations under the Cemex Facility B Agreement) made under Clause 9.6 (Capital Markets Proceeds) shall be applied as the Company elects.

9.8     Restrictions

        (a) Any notice of cancellation or prepayment given by any Party under this Clause 9 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

        (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

        (c) A Borrower may not reborrow any part of a Term Loan which is prepaid.

        (d) Unless a contrary indication appears in this Agreement, any part of Facility C1 which is prepaid may be reborrowed in accordance with the terms of this Agreement.

        (e) No Borrower shall repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

        (f) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

        (g) If the Agent receives a notice under this Clause 9 it shall promptly forward a copy of that notice to either the relevant Borrower or the affected Lenders, as appropriate.

                                   SECTION 5
                             COSTS OF UTILISATION

10.     INTEREST

10.1    Calculation of interest

        The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

        (a)     Margin;

        (b)     LIBOR or, in relation to any Loan in euro, EURIBOR; and

        (c)     Mandatory Cost, if any.

10.2    Payment of interest

        On the last day of each Interest Period relating to a Loan each Borrower shall pay accrued interest on the Loan to which that Interest Period relates (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of that Interest Period).

10.3    Default interest

        (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration of one Month. Any interest accruing under this Clause 10.3 shall be immediately payable by the Obligor on demand by the Agent.

        (b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

                (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

                (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent. higher than the rate which would have applied if the overdue amount had not become due.

        (c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

10.4    Notification of rates of interest

        The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

11.     INTEREST PERIODS

11.1    Selection of Interest Periods

        (a) The Company may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan is a Term Loan and has already been borrowed) in a Selection Notice.

        (b) Each Selection Notice is irrevocable and must be delivered to the Agent by the Company not later than the Specified Time.

        (c) If the Company fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be three Months.

        (d) Subject to this Clause 11, the Company may select an Interest Period of one, two, three or six Months, or any other period agreed between the Company and the Agent (acting on the instructions of all the Lenders participating in the relevant Facility).

        (e) An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility (or, in the case of any Facility C1 Loan which is converted to a Term Loan under Clause 8 (Conversion of Facility C1), the Final C1 Termination Date).

        (f) Each Interest Period for a Term Loan shall start on the Utilisation Date or (if a Loan has already been made) on the last day of its preceding Interest Period.

        (g)     Prior to any conversion under Clause 8 (Conversion of Facility
                C1) a Facility C1 Loan has one Interest Period only.

11.2    Non-Business Days

        If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.3    Consolidation and division of Term Loans

        (a) Subject to paragraph (b) below, if two or more Interest Periods relate to Term Loans:

                (i)     in the same currency;

                (ii)    of the same period; and

                (iii)   ending on the same date,

                those Term Loans will, unless the Company specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and be treated as, a single Term Loan on the last day of the Interest Period.

        (b)     Subject to Clause 4.5 (Maximum number of Loans), and Clause
                5.3 (Currency and amount) if the Company requests in a Selection Notice that a Term Loan be divided into two or more Term Loans, that Term Loan will, on the last day of its Interest Period, be so divided into the Base Currency Amounts specified in that Selection Notice, being an aggregate Base Currency Amount equal to the Base Currency Amount of the Term Loan immediately before its division.

12.     CHANGES TO THE CALCULATION OF INTEREST

12.1    Absence of quotations

        Subject to Clause 12.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

12.2    Market disruption

        (a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

                (i)     the Margin;

                (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

                (iii) the Mandatory Cost, if any, applicable to that Lender's participation in that Loan.

        (b)     In this Agreement "Market Disruption Event" means:

                (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate not being available and none or only one of the Reference Banks supplying a rate to the Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or

                (ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receiving notifications from a Lender or Lenders (in either case whose participations in a Loan exceed 50 per cent. of that Loan) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

12.3    Alternative basis of interest or funding

        (a) If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest in respect of the relevant Loan.

        (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders participating in the relevant Loan and the Company, be binding on all Parties.

12.4    Break Costs

        (a) Each Borrower shall, within three Business Days of demand by a Lender, pay to that Lender its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

        (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming in reasonable detail the amount of its Break Costs for any Interest Period in which they accrue.

13.     FEES

13.1    Commitment fee

        (a) The Company shall pay to the Agent (for the account of each Lender) a commitment fee in the Base Currency computed at the rate of:

                (i) 30 per cent. of the applicable Margin from time to time per annum on that Lender's Available Commitment under Facility C1 for the period commencing on the date of this Agreement and ending on the last day of the Availability Period applicable to Facility C1;

                (ii) 30 per cent. for the period of 90 days from the date of this Agreement and 35 per cent. thereafter, in each case, of the applicable Margin from time to time per annum on that Lender's Available Commitment under Facility C2 for the period commencing on the date of this Agreement and ending on the last day of the Availability Period applicable to Facility C2; and

                (iii) 30 per cent. for the period of 90 days from the date of this Agreement and 35 per cent. thereafter, in each case, of the applicable Margin from time to time per annum on that Lender's Available Commitment under Facility C3 for the period commencing on the date of this Agreement and ending on the last day of the Availability Period applicable to Facility C3.

        (b) The accrued commitment fees set out above are payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

13.2    Arrangement fee

        The Company shall pay to the Arranger an arrangement fee in the amount and at the times agreed in the Syndication and Fees Letter.

13.3    Agency fee

        The Company shall pay to (or procure payment to) the Agent (for its own account) an agency fee in the amount and at the times agreed in the Syndication and Fees Letter.

13.4    Term-out fee

        The Company shall pay the Agent (for the account of each Lender participating in Facility C1) a term-out fee of 0.1 per cent. flat calculated on the Facility C1 Commitments termed-out pursuant to Clause 8 (Conversion of Facility C1). The term-out fee is payable on the exercise by the Company of the term-out option pursuant to Clause 8 (Conversion of Facility C1).

                                   SECTION 6
                        ADDITIONAL PAYMENT OBLIGATIONS

14.     TAX GROSS UP AND INDEMNITIES

14.1    Definitions

        (a)     In this Clause 14:

                "Protected Party" means a Finance Party which is or will be subject to any liability or required to make any payment, for or on account of Tax, in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

                "Qualifying Lender" means:

                (i) any legal person or entity (including, for the avoidance of doubt, any securitisation trust or fund) habitually resident for taxation purposes in a Qualifying State which is not acting through a territory considered as a tax haven pursuant to Spanish laws and regulations (currently set out in Royal Decree 1080/1991 of 5 July (Real Decreto 1080/1991 de 5 de julio)) or through a permanent establishment in Spain; or

                (ii) any legal person or entity (including, for the avoidance of doubt, any securitisation trust or fund) resident in a country which, as a result of any applicable double taxation treaty, would not require any payments made by a Borrower to such financial institution hereunder to be subject to any deduction or withholding in Spain; or

                (iii)   any Domestic Lender.

                "Qualifying State" means a member state of the European Union (other than Spain).

                "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment made under a Finance Document.

                "Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity).

        (b) Unless a contrary indication appears, in this Clause 14 a reference to "determines" or "determined" means a determination made in the absolute good faith discretion of the person making the determination.

14.2    Tax gross-up

        (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law or regulation.

        (b) The Company or a Lender shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

        (c) If a Tax Deduction is required by law or regulation to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due and payable if no Tax Deduction had been required.

        (d) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law or regulation.

        (e) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment an original receipt (or certified copy thereof) or if unavailable such other evidence as is reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

14.3    Tax indemnity

        (a) The Company shall (within five Business Days of demand by the Agent) pay to a Protected Party an amount equal to the amount of any Tax assessed on that Protected Party (together with any interest, costs or expenses payable, directly or indirectly, or incurred in connection therewith) in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

        (b) Paragraph (a) of this Clause 14.3 shall not apply with respect to any Tax assessed on a Finance Party:

                (i) under the laws and regulations of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

                (ii) under the laws and regulations of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

                if that Tax is imposed on or calculated by reference to the net income (but not on any sum deemed to be received or receivable in respect of any payment made under Clause 14.2 (Tax gross-up)) of that Finance Party.

        (c) A Protected Party making, or intending to make a claim pursuant to paragraph (a) of this Clause 14.3 shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

        (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 14.3, notify the Agent.

14.4    Tax Certificates

        (a) Without prejudice to the other provisions of this Clause 14, in relation to any exemption from or application of a rate lower than that of general application pursuant to any legislation in Spain or any double taxation treaty, or pursuant to any other cause relating to residence status, any Lender which is not a Domestic Lender shall supply the Company, through the Agent, prior to the interest payment date with a certificate of residence issued by the pertinent fiscal administration, in the case of a Qualifying Lender which is not a Domestic Lender, accrediting such Qualifying Lender as resident for tax purposes in a Qualifying State or, as the case may be, accrediting such Lender as resident for tax purposes in a State which has signed and ratified a double taxation treaty with Spain.

        (b) As such certificates referred to in paragraph (a) of this Clause 14.4 are, at the date hereof, only valid for a period of one year, each such Lender will be required to so supply a further such certificate upon expiry of the previous certificate in relation to any further payment of interest.

14.5    Stamp Taxes

        The Company shall pay and, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document except for any such tax payable in connection with the entering into of a Transfer Certificate.

14.6    Value Added Tax

        (a) All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT and such Finance Party shall promptly provide an appropriate VAT invoice to such Party.

        (b) Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify that Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment of the VAT.

15.     INCREASED COSTS

15.1    Increased costs

        (a) Subject to Clause 15.2 (Increased Cost Claims) and Clause 15.3 (Exceptions) the Company shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

                (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

                (ii)    compliance with any law or regulation,

                in each case made after the date of this Agreement.

        (b) In this Agreement "Increased Costs" means, without duplication:

                (i) a reduction in the rate of return from a Facility or on a Finance Party's (or its Affiliate's) overall capital;

                (ii)    an additional or increased cost; or

                (iii) a reduction of any amount due and payable under any Finance Document,

                which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitments or funding or performing its obligations under any Finance Document.

15.2    Increased cost claims

        (a)     A Finance Party intending to make a claim pursuant to Clause
                15.1 (Increased costs) shall notify the Agent of the event giving rise to the claim and a calculation evidencing in reasonable detail the amount of such Increased Costs to be claimed by such Finance Party, following which the Agent shall promptly notify the Company and provide the Company with such calculations.

        (b) Each Finance Party shall, as soon as practicable after a demand by the Agent provide a certificate confirming the amount of its Increased Costs.

15.3    Exceptions

        (a) Clause 15.1 (Increased costs) does not apply to the extent any Increased Cost is:

                (i) attributable to a Tax Deduction required by law or regulation to be made by an Obligor;

                (ii) compensated for by Clause 14.3 (Tax indemnity) (or would have been compensated for under Clause 14.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 14.3 (Tax indemnity) applied);

                (iii)   compensated for by the payment of the Mandatory Cost;
                        or

                (iv) attributable to the breach by the relevant Finance Party or its Affiliates of any law or regulation.

        (b) In this Clause 15.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 14.1 (Definitions).

16.     OTHER INDEMNITIES

16.1    Currency indemnity

        (a) If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

                (i) making or filing a claim or proof against that Obligor; or

                (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

                that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and
                (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

        (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2    Other indemnities

        (a) Each Obligor shall, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability not otherwise compensated under the provisions of this Agreement and excluding any lost profits, consequential or indirect damages (other than interest or default interest) incurred by that Finance Party as a result of its Commitment or the making of any Loan under the Finance Documents as a result of:

                (i)     the occurrence of any Event of Default;

                (ii) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Finance Parties);

                (iii) funding, or making arrangements to fund, its participation in a Loan requested by the Company in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

                (iv) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Company.

        (b) The Company shall procure that an Obligor will indemnify and hold harmless each Finance Party and each of their respective directors, officers, employees, agents, advisors and representatives (each being an "Indemnified Person") from and against any and all claims, damages, losses, liabilities, costs, legal expenses and other expenses (all together "Losses") which have been incurred by or awarded against any Indemnified Person, in each case arising out of or in connection with any claim, investigation, litigation or proceeding (or the preparation of any defence with respect thereto) commenced or threatened by any person in relation to any of the Finance Documents (or the transactions contemplated therein, including without limitation, the Offer (whether or not made), the use of the proceeds of the Facilities or any acquisition by the Company or Bidco or any person acting in concert with the Company or Bidco of any of the Target Shares) except to the extent such Losses or claims result from such Indemnified Person's negligence or misconduct or a breach of any Finance Document by an Indemnified Person provided that:

                (i) the Indemnified Party shall as soon as reasonably practicable inform the Cemex Parent of any circumstances of which it is aware and which would be reasonably likely to give rise to any such investigation, litigation or proceeding (whether or not an investigation, litigation or proceeding has occurred or been threatened);

                (ii) the Indemnified Party will, where reasonable and practicable, and taking into account the provisions of this Agreement, give Cemex Parent an opportunity to consult with it with respect to the conduct or settlement of any such investigation, litigation or proceeding;

                (iii) an Indemnified Party will provide the Company on request (and, to the extent practicable without any waiver of legal professional privilege or breach of confidentiality obligation) with copies of material correspondence in relation to the Losses and allow the Company to attend all material meetings in relation to the Losses, receive copies of material legal advice obtained by the Indemnified Party in relation to the Losses;

                (iv) the Company will keep strictly confidential all information received by it in connection with the Losses and will not disclose any information to any third party without the prior written consent of the Indemnified Party;

                (v) no Obligor shall be liable for any settlement of the Losses unless the Company has consented to that settlement; and

                (vi) no Indemnified Party shall be required to comply with paragraphs (i) or (ii) or (iii) nor shall paragraph
                        (v) apply unless the Indemnified Party is and continues to be indemnified on a current basis for its costs and expenses.

                Any third party referred to in this paragraph (b) may rely on this Clause 16.2 subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

16.3    Indemnity to the Agent

        The Company shall (or shall procure that another Obligor will) promptly indemnify the Agent against any cost, loss or liability directly related to this Agreement incurred by the Agent (acting reasonably and otherwise than by reason of the Agent's gross negligence or wilful misconduct) as a result of:

        (a) investigating any event which it reasonably believes (acting prudently and, if possible, following consultation with the Company) is a Default; or

        (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

17.     MITIGATION BY THE LENDERS

17.1    Mitigation

        (a) Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise after the date of this Agreement and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 9.1 (Illegality of a Lender), Clause 14 (Tax Gross-up and Indemnities) or Clause 15 (Increased Costs) or paragraph 3 of Schedule 4 (Mandatory Cost Formulae) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

        (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

17.2    Limitation of liability

        (a) The Company shall (or shall procure that another Obligor will) indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

        (b)     A Finance Party is not obliged to take any steps under Clause
                17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

18.     COSTS AND EXPENSES

18.1    Transaction expenses

        The Company shall pay the Agent and the Arranger the amount of all transaction costs and expenses as set out in the Costs and Expenses Letter.

18.2    Amendment costs

        If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 30.9 (Change of currency), the Company shall, within three Business Days of demand, reimburse the Agent, the Arranger and each Lender for the amount of all costs and expenses (including legal fees, but in this case, only the legal fees of one law firm in each relevant jurisdiction acting on behalf of all the Lenders) reasonably incurred by such parties in responding to, evaluating, negotiating or complying with that request or requirement.

18.3    Enforcement costs

        The Company shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

                                   SECTION 7
                                   GUARANTEE

19.     GUARANTEE AND INDEMNITY

19.1    Guarantee and indemnity

        Each Guarantor irrevocably and unconditionally jointly and severally:

        (a) guarantees to each Finance Party punctual performance by each Borrower of that Borrower's obligations under the Finance Documents;

        (b) undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, it shall immediately on demand pay that amount as if it was the principal obligor; and

        (c) indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

19.2    Continuing Guarantee

        This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by each Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3    Reinstatement

        If any payment by any Borrower or any discharge given by a Finance Party (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

        (a) the liability of each Borrower shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

        (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Borrower, as if the payment, discharge, avoidance or reduction had not occurred.

19.4    Waiver of defences

        The obligations of each Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause 19, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Finance Party) including:

        (a) any time, waiver or consent granted to, or composition with, any Borrower or other person;

        (b) the release of any Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

        (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

        (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Borrower or any other person;

        (e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

        (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

        (g)     any insolvency or similar proceedings.

19.5    Immediate recourse

        Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from a Guarantor under this Clause 19. This waiver applies irrespective of any law or regulation or any provision of a Finance Document to the contrary.

        Each Guarantor also waives any right to be sued jointly with other Guarantors and to share liability resulting from any claim against it.

19.6    Appropriations

        Until all amounts which may be or become payable by a Borrower under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

        (a) refrain from applying or enforcing any other monies, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

        (b) hold in an interest-bearing suspense account any monies received from a Guarantor or on account of such Guarantor's liability under this Clause 19.

        Provided that the operation of this Clause 19.6 shall not be deemed to create any Security.

19.7    Deferral of Guarantors' rights

        Until all amounts which may be or become payable by a Borrower under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

        (a)     to be indemnified by a Borrower;

        (b) to claim any contribution from any other guarantor of any Borrower's obligations under the Finance Documents; and/or

        (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

19.8    Additional security

        This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

                                   SECTION 8
              REPRESENTATION, UNDERTAKINGS AND EVENTS OF DEFAULT

20.     REPRESENTATIONS

        Each Obligor makes the representations and warranties set out in this Clause 20 to each Finance Party.

20.1    Status

        (a) It is a corporation, duly organised and validly existing under the laws and regulations of its jurisdiction of incorporation.

        (b) It has the power to own its assets and carry on its business as it is being conducted.

20.2    Binding obligations

        The obligations expressed to be assumed by it in each Finance Document are, subject to any reservations which are specifically referred to in any Legal Opinion, legal, valid, binding and enforceable obligations.

20.3    Non-conflict with other obligations

        The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

        (a)     any law or regulation applicable to it;

        (b)     its constitutional documents; or

        (c) any agreement or instrument binding upon it or any of its assets.

20.4    Power and authority

        It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

20.5    Validity and admissibility in evidence

        All Authorisations required or desirable:

        (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

        (b) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

        have been obtained or effected and are in full force and effect.

20.6    Governing law and enforcement

        (a) The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation subject to any reservations which are specifically referred to in any legal opinion.

        (b) Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation, subject to any reservations which are specifically referred to in any Legal Opinion.

20.7    Deduction of Tax

        It is not required under the laws and regulations of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document to any Qualifying Lender.

20.8    No filing or stamp taxes

        Under the laws and regulations of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

20.9    No default

        (a) No Default or Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

        (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or its Subsidiaries') assets are subject which might have a Material Adverse Effect.

20.10   No misleading information

        (a) Any factual information provided by the Company for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

        (b) The financial projections contained in the Information Memorandum have been prepared in good faith on the basis of recent historical information (which prior to the Unconditional Date, in the case of Target, will consist of publicly available information) and on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Company's best estimate of its future performance.

        (c) So far as the Company is aware, after reasonable enquiry, nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

        (d) All material written information (other than the Information Memorandum) supplied by any member of the Group is true, complete and accurate in all material respects as at the date it was given and is not misleading in any material respect.

20.11   Financial statements

        (a) Its Original Financial Statements were prepared in accordance with GAAP consistently applied and are complete and accurate in all material respects.

        (b) Its Original Financial Statements fairly represent its financial condition and operations during the relevant financial year.

        (c) For the purposes of any repetition of the representation contained in paragraphs (a) and (b) of this Clause 20.11 (pursuant to Clause 20.21 (Times on which representations are made)) the representations will be made in respect of the latest consolidated financial statements of each Obligor instead of the Original Financial Statements.

20.12   Pari passu ranking

        Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law or regulation applying to companies generally.

20.13   No proceedings pending or threatened

        No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which are likely to be adversely determined and which, if so determined, would be reasonably likely to have a Material Adverse Effect or purports to affect the legality, validity or enforceability of any of the obligations under the Finance Documents have been started or threatened against any Obligor or any Material Subsidiary.

20.14   Offer Documents Information

        Except as expressly permitted pursuant to Clause 23.16 (The Offer), the Offer Documents contain all the material terms of the Offer and the Offer Document reflects the terms of the Press Release in all material respects.

20.15   No winding-up

        No legal proceedings or other procedures or steps have been taken or, to the Company's knowledge after reasonable enquiry, are being threatened, in relation to the winding-up, dissolution, administration or reorganisation of any Obligor or Material Subsidiary (other than a solvent liquidation or reorganisation of any Material Subsidiary which is not an Obligor).

20.16   Material Adverse Change

        There has been no material adverse change in the Company's business, condition (financial or otherwise), operations, performance or assets taken as a whole (or the business, consolidated condition (financial or otherwise) operations, performance or the assets generally of the Group taken as a whole) since its Original Financial Statements.

20.17   Environmental compliance

        Each member of the Group has performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by any member of the Group or on which any member of the Group has conducted any activity where failure to do so might reasonably be expected to have a Material Adverse Effect.

20.18   Environmental Claims

        No Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened against any member of the Group where that claim would be reasonably likely, if determined against that member of the Group to have a Material Adverse Effect.

20.19   No Immunity

        In any proceedings taken in its jurisdiction of incorporation in relation to this Agreement, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

20.20   Private and commercial acts

        Its execution of the Finance Documents constitutes, and its exercise of its rights and performance of its obligations hereunder will constitute, private and commercial acts done and performed for private and commercial purposes.

20.21   Times on which representations are made

        (a) All the representations and warranties in this Clause 20 are made to each Finance Party on the date of this Agreement except for the representations and warranties set out in Clause 20.10 (No misleading information) which are deemed to be made by each Obligor on the date that the Information Memorandum is approved by Bidco and on the date the Facilities are primarily syndicated (and for this purpose, the Information Memorandum referred to therein shall be the Information Memorandum as updated in accordance with the principles agreed between the Arranger and Bidco).

        (b) The Repeating Representations are deemed to be made by each Obligor to each Finance Party on the Unconditional Date, the date of each Utilisation Request and on the first day of each Interest Period provided that in respect of any Acquisition Utilisation made during the Certain Funds Period, only the Major Representations will be deemed to be repeated by the relevant Obligor on the date such Acquisition Utilisation is made and on first day of each Interest Period relating thereto and provided further that the representations given in Clause
                20.14 (Offer Documents Information) shall not be repeated after the end of the Certain Funds Period.

        (c) The Repeating Representations and each of the representations and warranties set out in Clause 20.5 (Validity and admissibility in evidence), 24.6 (Insolvency), Clause 20.9 (No default), and Clause (b) of Clause 20.10 (No misleading information) (in respect only of information given by it) are deemed to be made by each Additional Guarantor to each Finance Party on the day on which it becomes an Additional Guarantor and are repeated on the Unconditional Date for the Target Group.

        (d) Each representation or warranty deemed to be made after the date of this Agreement shall be made by reference to the facts and circumstances existing at the date the representation or warranty is made.

21.     INFORMATION UNDERTAKINGS

        The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1    Financial statements

        The Company shall supply to the Agent:

        (a) as soon as the same become available, but in any event within 180 days after the end of each of such Obligor's respective financial years:

                (i) the Company's audited consolidated and unconsolidated financial statements for that financial year; and

                (ii) each Guarantor's respective audited consolidated (to the extent available) and unconsolidated financial statements for that financial year; and

        (b) as soon as the same become available, but in any event within 90 days after the end of each of the first three quarters of each of its financial years its unaudited consolidated financial statements for that period.

21.2    Compliance Certificate

        (a) The Company shall supply to the Agent, with each set of consolidated financial statements delivered pursuant to paragraphs (a) (i) and (b) of Clause 21.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 22 (Financial Covenants) as at the date as at which those financial statements were drawn up.

        (b) Each Compliance Certificate shall be signed by an Authorised Signatory of the Company and, if required to be delivered with the consolidated financial statements delivered pursuant to paragraph (a) (i) of Clause 21.1 (Financial statements), by the Company's auditors.

21.3    Requirements as to financial statements

        (a) Each set of financial statements delivered by the Company pursuant to Clause 21.1 (Financial statements) shall be certified by an Authorised Signatory of the relevant company as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

        (b) The Company shall procure that each set of financial statements delivered pursuant to Clause 21.1 (Financial statements) is prepared using GAAP and accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, or the accounting practices or reference periods and, unless amendments are agreed in accordance with paragraph (c) of this Clause 21.3, its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Agent:

                (i) a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and

                (ii) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 22 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements.

        (c) If the Company adopts International Accounting Standards or, subject to paragraph (b) above, there are changes to GAAP, or the accounting practices or reference periods the Company and the Agent shall, at the Company's request, negotiate in good faith with a view to agreeing such amendments to the financial covenants in Clause 22 (Financial Covenants) and the ratios used to calculate the Margin and, in each case, the definitions used therein as may be necessary to ensure that the criteria for evaluating the Group's financial condition grant to the Lenders protection equivalent to that which would have been enjoyed by them had the Company not adopted International Accounting Standards or there had not been a change in GAAP, or the accounting practices or reference periods (subject to compliance with paragraph (b) above). Any amendments agreed will take effect on the date agreed between the Agent and the Company subject to the consent of the Majority Lenders. If no such agreement is reached within 90 days of the Company's request, the Company will remain subject to the obligation to deliver the information specified in paragraph (b) of this Clause 21.3.

21.4    Information: miscellaneous

        The Company shall supply to the Agent:

        (a) all documents dispatched by the Company to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

        (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, or which, to the Company's knowledge after reasonable enquiry, are being threatened or are pending and are likely to be adversely determined against any member of the Group which, in the reasonable opinion of the Company, are not spurious or vexatious, and which might, if adversely determined, have a Material Adverse Effect;

        (c) promptly, such further information regarding the financial condition, assets and business of any Obligor or member of the Group as the Agent (or any Lender through the Agent) may reasonably request (including, but not limited to, information on Ratings, if such credit rating has not been publicly announced) other than any information the disclosure of which would result in a breach of any applicable law or regulation or confidentiality agreement entered into in good faith provided that the Company shall use reasonable efforts to be released from any such confidentiality agreement; and

        (d) promptly upon becoming aware of them, the details of any Environmental Claim which is current, threatened or pending against any member of the Group which is referred to in Clause
                23.12 (Environmental claims) which are not spurious or vexatious, which are likely to be adversely determined against any member of the Group and which could reasonably be expected, if adversely determined, to have a Material Adverse Effect;

21.5    Notification of default

        (a) Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

        (b) Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by an Authorised Signatory on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.6    "Know your client" checks

        (a) Each Obligor shall promptly upon the request of the Agent or any Lender and each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective New Lender) in order for the Agent, such Lender or any prospective New Lender to carry out and be satisfied with the results of all necessary "know your client" or other checks in relation to the identity of any person that it is required by law to carry out in relation to the transactions contemplated in the Finance Documents.

        (b) The Company shall, by not less than five Business Days' written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 26 (Changes to the Obligors).

        (c) Following the giving of any notice pursuant to paragraph (b) above, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective New Lender) in order for the Agent, such Lender or any prospective New Lender to carry out and be satisfied with the results of all necessary "know your client" or other checks in relation to the identity of any person that it is required by law to carry out in relation to the accession of such Additional Obligor to this Agreement.

21.7    Notarisations

        Each Obligor shall notify the Agent of any Notarisations referred to in paragraph (a)(iv) of Clause 23.5 (Notarisation) promptly upon such Notarisations taking place.

22.     FINANCIAL COVENANTS

22.1    Financial definitions

        In this Clause 22:

        "Adjusted EBITDA" means, for any Relevant Period, the sum of (a) EBITDA and (b) with respect to any business acquired during such period, the sum of (i) the operating income and (ii) depreciation and amortization expense for such business, as determined in accordance with GAAP for such Relevant Period, provided that the Company need only make the adjustments contemplated by "(b)" above if the operating income and depreciation and amortization expense of the acquired business in the 12 Months prior to its acquisition amount to US$10,000,000 or more.

        "Cemex Capital Contributions" means contributions in cash to the capital of the Company by CEMEX S.A. de C.V. or by any of its Subsidiaries not being a Subsidiary of the Company made after 1 January 2004.

        "EBITDA" means for the Relevant Period immediately preceding the date on which it is to be calculated, operating profit plus annual depreciation for fixed assets plus annual amortisation of intangible assets plus annual amortisation of start-up costs of the Group plus dividends received from non-consolidated companies and from companies consolidated by the equity method plus an amount equal to the amount of Cemex Capital Contributions made during such period immediately preceding the date on which it is to be calculated (up to an amount equal to the amount of Royalty Expenses made in such period). Such calculation shall be made in accordance with GAAP.

        "Finance Charges" means for any Relevant Period, the sum (without duplication) of (a) all interest expense in respect of Financial Indebtedness (including imputed interest on Capital Leases) for such period plus (b) all debt discount and expense (including, without limitation, expenses relating to the issuance of instruments representing Financial Indebtedness) amortized during such period plus
        (c) amortization of discounts on sales of receivables during such period plus (d) all factoring charges for such period plus (e) all guarantee charges for such period plus (f) any charges analogous to the foregoing relating to Off-Balance-Sheet Transactions for such period, all determined on a consolidated basis in accordance with GAAP.

        "Guarantees" means any guarantee or indemnity of Financial Indebtedness of another person (in the case of the latter for any specified amount or otherwise in the amount specified in or for which provision has been made in the accounts of the indemnifier) in any form made other than in the ordinary course of business of the guarantor.

        "Intellectual Property Rights" means all copyrights (including rights in computer software), trade marks, service marks, business names, patents, rights in inventions, registered designs, design rights, database rights and similar rights, rights in trade secrets or other confidential information and any other intellectual property rights and any interests (including by way of license) in any of the foregoing (in each case whether registered or not and including all applications for the same) which may subsist in any given jurisdiction.

        "Net Borrowings" means, at any time, the remainder of (a) Total Borrowings at such time less (b) the aggregate amount of the following items held by the Company and its Subsidiaries at such time: cash on hand, marketable securities, investments in money market funds, banker's acceptances, short-term deposits and other liquid investments.

        "Off-Balance-Sheet Transactions" means any present or future financing transaction not reflected as indebtedness on the consolidated balance sheet of the Company, but being structured in a way that may result in payment obligations by any Group member, excluding any financing transaction in the form of:

        (a) interest rate and currency exchange rate hedging agreements to hedge risks arising in the normal course of business;

        (b) transactions containing potential payments by any Group member (e.g. via a put-option agreement or similar structures) under which payments are incapable of being triggered until three days after the Termination Date in relation to Facility C3; or

        (c) any supply arrangement or equipment lease in respect of energy or raw material sourcing containing contingent obligations to directly or indirectly purchase (including through the purchase of shares or other equity participation) the underlying operations or assets up to an aggregate maximum of $100,000,000.

        "Relevant Period" means each period of twelve Months ending on the last day of each consecutive quarter of the Company's financial year and each period of twelve Months ending on the last day of the Company's financial year.

        "Rolling Basis" means the calculation of a ratio or an amount made at the end of a financial quarter in respect of that financial quarter and the three immediately preceding financial quarters.

        "Royalty Expenses" means expenses incurred by the Company or any of its Subsidiaries to CEMEX S.A. de C.V. or any of its Subsidiaries not being a Subsidiary of the Company as (a) consideration for the granting to the Company or any Subsidiary of a licence to use, exploit and enjoy Intellectual Property Rights and any other intangible assets such as, but not limited to, know-how, formulae, process technology and other forms of intellectual and industrial property, whether or not registered, held by CEMEX S.A. de C.V. or any of its Subsidiaries not being a Subsidiary of the Company; or (b) fees, commissions or other amounts accrued in respect of any management contract, services contract, overhead expenses allocation arrangement or any other similar transaction; provided that in paragraphs (a) and (b) such amounts shall have been taken into consideration in the calculation of operating profit under Spanish GAAP.

        "Subordinated Debt" means debt granted by CEMEX S.A. de C.V. (a company registered in Mexico) or any of its Subsidiaries not being a member of the Group to the Company or any of its Subsidiaries on terms such that no payments of principal may be made thereunder (including but not limited to following any winding up, concurso de acreedores or other like event of the Company) until the Agent has confirmed in writing that all amounts outstanding hereunder have been paid in full.

        "Total Borrowings" means without duplication, in respect of any person all Guarantees granted by such person, plus all Off-Balance-Sheet Transactions entered into by such person, plus all such person's Financial Indebtedness, but excluding any Subordinated Debt.

22.2    Financial condition

        The Company shall ensure that in respect of any Relevant Period:

        (a) the ratio of Net Borrowings to Adjusted EBITDA calculated on a Rolling Basis shall be less than or equal to 3.5:1; and

        (b) the ratio of EBITDA to Finance Charges calculated on a Rolling Basis shall be greater than or equal to 3:1.

22.3    Financial testing

        The financial covenants set out in Clause 22.2 (Financial condition) shall be tested quarterly by reference to each of the Company's consolidated financial statements delivered pursuant to and/or each Compliance Certificate delivered with respect to any such consolidated financial statements pursuant to Clause 21.1 (Financial statements) and Clause 21.2 (Compliance Certificate).

22.4    Accounting terms

        All accounting expressions which are not otherwise defined herein shall have the meaning ascribed thereto in GAAP.

23.     GENERAL UNDERTAKINGS

        The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1    Authorisations

        Each Obligor shall promptly:

        (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

        (b)     supply certified copies to the Agent of,

        any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

23.2    Preservation of corporate existence

        Subject to Clause 23.8 (Merger), each Obligor shall (and the Company shall ensure that each of its Material Subsidiaries will), preserve and maintain its corporate existence and rights.

23.3    Preservation of properties

        Each Obligor shall (and the Company shall ensure that each of its Material Subsidiaries will) maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

23.4    Compliance with laws and regulations

        (a) Each Obligor shall (and shall procure that each of its Subsidiaries will) comply in all respects with all laws and regulations to which it may be subject, if failure to so comply would be likely to have a Material Adverse Effect.

        (b) The Company shall (and shall procure that each of its Subsidiaries will) ensure that the levels of contribution to pension schemes are and continue to be sufficient to comply with all its and their material obligations under such schemes and generally under applicable laws (including ERISA) and regulations, except where failure to make such contributions would not reasonably be expected to have a Material Adverse Effect.

23.5    Notarisation

        (a) Subject to paragraph (b) of this Clause 23.5, at any time when notarised Spanish Public Documents have priority status on insolvency of a Spanish company under Spanish law, the Company shall not (and shall procure that none of its Subsidiaries will) permit any of its unsecured indebtedness to be notarised as a Spanish Public Document (any such notarisation, a "Notarisation"), other than the following permitted Notarisations ("Permitted Notarisations"):

                (i) any Permitted Notarisations listed in Schedule 11 (Existing Notarisations) and any amendments or modifications thereof, provided that any such amendment or modification shall not result in the increase of the principal amount of the relevant indebtedness nor the extension of the maturity thereof nor, for the avoidance of doubt, relate to any refinancing of the relevant indebtedness;

                (ii) Notarisations which are required by applicable law or regulation or which arise by operation of law other than pursuant to any issue of debt securities in accordance with Article 285 of the Spanish Corporations Law (Ley de Sociedades Anonimas);

                (iii) Notarisations with the prior written consent of the Majority Lenders;

                (iv) any Notarisations securing indebtedness the principal amount of which (when aggregated with the principal amount of any other Notarisations other than any Permitted Notarisations under paragraphs (i) or (iii) above) do not exceed US$100,000,000 (or its equivalent in another currency or currencies); and

                (v) any Notarisations relating to indebtedness in respect of any sale and purchase agreement customarily registered in a public register in Spain and payment of which indebtedness is made within seven days of the date of such agreement.

                (b) Paragraph (a) of this Clause 23.5 shall not apply if the Company, concurrently with any such Notarisation (not being a Permitted Notarisation) referred to in paragraph (a) of this Clause 23.5 and at its own cost and expense, causes this Agreement to be the subject of a Notarisation.

23.6    Negative pledge

        The Company shall not and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Security on or with respect to any of its property or assets or those of any Subsidiary, whether now owned or held or hereafter acquired, other than the following Security ("Permitted Security"):

        (a) Security for taxes, assessments and other governmental charges the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made;

        (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made;

        (c) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

        (d) any judgment lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

        (e) Security existing on the date of this Agreement as described in Schedule 10 (Existing Security) provided that the principal amount secured thereby is not increased;

        (f) any Security on property acquired by the Company or any of its Subsidiaries after the date of this Agreement that was existing on the date of acquisition of such property provided that such Security was not incurred in anticipation of such acquisition; and any Security created to secure all or any payment of the purchase price, or to secure indebtedness incurred or assumed to pay all or any part of the purchase price, of property acquired by the Company or any of its Subsidiaries after the date of this Agreement provided, further, that (i) any such Security permitted pursuant to this paragraph (f) shall be confined solely to the item or items of property so acquired (including, in the case of any acquisition of a corporation through the acquisition of 51% or more of the voting stock of such corporation, the stock and assets of any acquired Subsidiary or acquiring Subsidiary by which the acquired Subsidiary will be directly or indirectly controlled) and, if required by the terms of the instrument originally creating such Security, other property which is an improvement to, or is acquired for specific use with, such acquired property; (ii) if applicable, any such Security shall be created within nine Months after, in the case of property, its acquisition, or, in the case of improvements, their Completion; and (iii) no such Security shall be made in respect of any indebtedness in relation to repayment of which recourse may be had to any member of the Group (in the form of Security) other than in relation to the item or items as referred to in (i) above;

        (g) any Security renewing, extending or refinancing the indebtedness to which any Security permitted by paragraph (f) above relates; provided that the principal amount of indebtedness secured by such Security immediately prior thereto is not increased and such Security is not extended to other property;

        (h) any Security created on shares representing no more than a Stake in the capital stock of any of the Company's Subsidiaries solely as a result of the deposit or transfer of such shares into a trust or a special purpose corporation (including any entity with legal personality) of which such shares constitute the sole assets provided that the proceeds from the deposit or transfer of such shares into such trust, corporation or entity and from any transfer of or distributions in respect of the Company's or any Subsidiary's interest in such trust, corporation or entity are applied as provided under Clause 23.7 (Disposals) and provided further that such Security may not secure Financial Indebtedness of the Company or any Subsidiary unless otherwise permitted under this Clause 23.6 and that the economic and voting rights in such capital stock is maintained by the Company in its Subsidiaries;

        (i) any Security permitted by the Agent, acting on the instructions of the Majority Lenders;

        (j) any securitisation of receivables notwithstanding that it is made at discount from the amount due on such receivables and provided that it is made on a non recourse basis or that recourse is directly or indirectly limited to collection of the receivables plus related interest and financial and collection costs and expenses;

        (k) any Security created which is necessary in order to undertake the steps contemplated in the Funds Flow Statement; and

        (l) in addition to the Security permitted by the foregoing paragraphs (a) to (k), Security securing indebtedness of the Company and its Subsidiaries (taken as a whole) not in excess of an amount equal to 5% of the Adjusted Consolidated Net Tangible Assets of the Group, as determined in accordance with GAAP, unless, in each case, the Obligors have made or caused to be made effective provision whereby the obligations hereunder are secured equally and rateably with, or prior to, the indebtedness secured by such Security (other than Permitted Security) for so long as such indebtedness is so secured.

        For the purposes of paragraph (l) of this Clause 23.6, "Adjusted Consolidated Net Tangible Assets" means, with respect to any person, the total assets of such person and its Subsidiaries (less applicable depreciation, amortisation and other valuation reserves), including any write-ups or restatements required under GAAP (other than with respect to items referred to in (ii) below), minus (i) all current liabilities of such person and its Subsidiaries (excluding the current portion of long-term debt) and (ii) all goodwill, trade names, trademarks, licences, concessions, patents, un-amortised debt discount and expense and other intangibles, all as determined on a consolidated basis in accordance with GAAP.

23.7    Disposals

        (a) Subject to paragraph (b) of this Clause 23.7, the Company shall not (and the Company shall ensure that none of its Subsidiaries will), without the prior written consent of the Majority Lenders, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of all its assets or a substantial part of its assets representing more than 5 per cent. in aggregate of the total consolidated assets of the Group, calculated by reference to the latest consolidated financial statements of the Company, delivered pursuant to paragraph (a) (i) of Clause 21.1 (Financial statements), unless (i) full value for such assets is received by the Company or its Subsidiaries; (ii) an amount equal to the net proceeds of any such sale, lease, transfer or other disposal is reinvested within twelve Months of receipt by the Company or its Subsidiaries in the business of the Group; and (iii) neither such sale, lease, transfer or other disposal nor such reinvestment directly results in a downgrade from the then current Ratings of the Company.

        (b) Paragraph (a) of this Clause 23.7 does not apply to any sale, lease, transfer or other disposal of assets:

                (i) made on arm's length terms and for fair market value in the ordinary course of business of the disposing entity;

                (ii) in respect of any securitisation of receivables notwithstanding that it is made at discount from the amount due on such receivables and provided that it is made on a non-recourse basis or that recourse is directly or indirectly limited to collection of the receivables plus related interest and financial and collection costs and expenses;

                (iii) from any member of the Group to another member of the Group on arm's length terms and for fair market or book value provided that the exception contained in this paragraph (iii) shall not apply to any sale, lease, transfer or other disposal of an asset:

                        (A) from any Obligor to another member of the Group which is not an Obligor unless the person to whom such sale, lease, transfer or other disposal is made (the "Transferee") becomes a Guarantor; or

                        (B) from any Material Subsidiary to another member of the Group which is not a Material Subsidiary unless the person making such sale, lease, transfer or other disposal does not cease to be a Material Subsidiary or, if it ceases to be a Material Subsidiary, any Transferee shall be deemed to be a Material Subsidiary;

                (iv) in respect of which the net proceeds are used to repay any amounts outstanding hereunder in an amount equal to such net proceeds and if the Available Commitments in an amount equal thereto are cancelled;

                (v) in respect of which the proceeds are applied pursuant to any prepayment requirement included as at the date hereof in existing loan agreements of any Subsidiary in relation to the use of proceeds received from the disposal of any assets; or

                (vi)    contemplated in the Funds Flow Statement.

23.8    Merger

        (a) Subject to paragraphs (b) and (c) of this Clause 23.8, unless it has obtained the prior written approval of the Majority Lenders, no Obligor shall (and the Company shall ensure that none of its Subsidiaries will) enter into any amalgamation, demerger, merger or other corporate reconstruction (a "Reconstruction"), other than (i) a Reconstruction relating only to the Company's Subsidiaries inter se; (ii) a Reconstruction between the Company and any of its Subsidiaries; (iii) a solvent reorganisation or liquidation of any of the Subsidiaries not being Obligors, provided that in any case no Default shall have occurred and be continuing at the time of such transaction or would result therefrom and provided further that (a) none of the Security (if any) granted to the Lenders nor the guarantees granted by the Guarantors hereunder is or are adversely affected as a result, and (b) the resulting entity, if it is not an Obligor, assumes the obligations of the Obligor the subject of the merger; or
                (iv) as contemplated in the Funds Flow Statement.

        (b) Subject to paragraph (c) of this Clause 23.8, the Obligors may merge with any other person if the book value of such person's assets prior to the merger does not exceed 3 per cent. of the book value of the Group's assets taken as a whole considered on a consolidated basis.

        (c) In paragraphs (a) and (b) of this Clause 23.8, the then existing Ratings of the Company shall not be downgraded whether at the time of, or within 3 Months of, the date of announcement of a Reconstruction, directly as a result of any merger involving the Company, and the resulting entity, if it is not an Obligor, shall assume the obligations of the Obligor the subject of the merger.

23.9    Change of business

        (a) None of the Obligors shall make a substantial change to the general nature of its business from that carried on at the date of this Agreement and there shall be no cessation of business in relation to any of the Obligors (save (except in the case of the Company which shall in no event cease or substantially change its business) unless another Obligor continues to operate any such business).

        (b) The Company shall procure that no substantial change is made to the general nature of the business of any of its Material Subsidiaries (other than a Guarantor) from that carried on at the date of this Agreement and that there shall be no cessation of such business.

23.10   Insurance

        The Obligors shall (and the Company shall ensure that each of its Material Subsidiaries (other than the Obligors) will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business where such insurance is available on reasonable commercial terms.

23.11   Environmental Compliance

        The Company shall (and the Company shall ensure that each of its Subsidiaries will) comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same, in each case where failure to do so might reasonably be expected to have a Material Adverse Effect.

23.12   Environmental Claims

        The Company shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same:

        (a) if any Environmental Claim has been commenced or (to the best of the Company's knowledge and belief) is threatened against any member of the Group which is likely to be determined adversely to the member of the Group; or

        (b) of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group, where the claim would be reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

23.13   Transactions with Affiliates

        Except as contemplated in the Funds Flow Statement in respect of the option to purchase Bidco shares referred to therein, each Obligor shall (and the Company shall ensure that its Subsidiaries will) ensure that any transactions with respective Affiliates are on terms that are fair and reasonable and no less favourable to such Obligor or such Subsidiary than it would obtain in a comparable arm's-length transaction with a person not an Affiliate.

23.14   Pari passu ranking

        Save as regards Permitted Nortarisations, each Obligor shall ensure that at all times its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law or regulation applying to companies generally from time to time.

23.15   Subsidiary Financial Indebtedness incurrence

        If, at any time following the date falling 90 days after the first Utilisation after the Unconditional Date, the aggregate outstanding principal amount of Financial Indebtedness of the Subsidiaries of the Company exceeds the amount which is the Threshold Percentage (defined below) of the aggregate total assets of the Group (as shown in the latest consolidated financial statements of the Company delivered under Clause 21 (Information Undertakings)), then for so long as such remains the case, no Subsidiary of the Company may, directly or indirectly, refinance any of its Financial Indebtedness nor create, incur, assume, guarantee, have outstanding or otherwise become liable with respect to any new Financial Indebtedness other than:

        (a) Financial Indebtedness owed under or in respect of or by way of guarantee of the fixed rate senior notes issued by Cemex Espana Finance LLC pursuant to a Note Purchase Agreement dated as of June 23, 2003;

        (b) Financial Indebtedness of Subsidiaries existing on the date of this Agreement up to US$100,000,000 and any Financial Indebtedness extending the maturity of, or refunding or refinancing, the same, provided that:

                (i) the principal amount of such Financial Indebtedness shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing; and

                (ii) the aggregate amount of all Financial Indebtedness that has been extended, refunded or refinanced under this paragraph (b) shall not exceed $100,000,000 (or the equivalent thereof if denominated in another currency), for the avoidance of doubt, it is understood that:

                        (X) if any such Financial Indebtedness is successively extended, refinanced or refunded, only the Financial Indebtedness outstanding after giving effect to all such successive extensions, refinancing and refundings shall be counted against the foregoing amount; and

                        (Y) any Financial Indebtedness incurred in a currency other than dollars pursuant to this paragraph (b) shall continue to be permitted under this paragraph (b), notwithstanding any fluctuation in currency values, as long as the outstanding principal amount of such Financial Indebtedness (denominated in its original currency) does not exceed the maximum amount of such Financial Indebtedness (denominated in such currency) permitted to be outstanding on the date such Financial Indebtedness was incurred);

        (c) Financial Indebtedness of a Subsidiary owed to the Company or another Subsidiary;

        (d)     Financial Indebtedness of a Subsidiary that is:

                (i) outstanding at the time such Subsidiary became a Subsidiary or;

                (ii) contractually required to be incurred by such Subsidiary at such time,

                provided that such Financial Indebtedness shall not have been incurred in contemplation of such Subsidiary becoming a Subsidiary and provided that there is no recourse to any member of the Group other than such Subsidiary following the date falling 60 days after such Subsidiary became a Subsidiary;

        (e) any Financial Indebtedness extending the maturity of the Financial Indebtedness referred to in paragraph (d) above, or any refunding or refinancing of the same, provided that the principal amount of such Financial Indebtedness shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing;

        (f)     Financial Indebtedness of a Subsidiary which:

                (i) has been formed for the purpose of, and whose primary activities are, the issuance or other incurrence of debt obligations to Persons other than Affiliates of the Company and the lending or other advance of the net proceeds of such debt obligations (whether directly or indirectly) to the Company or any Guarantor which is a Holding Company (as defined in sub-Clause 26.3 (Additional Obligors)); and

                (ii) has no significant assets other than promissory notes and other contract rights in respect of funds advanced to the Company or such Guarantors; and

        (g) Financial Indebtedness of a Subsidiary incurred pursuant to or in connection with any pooling agreements in place within a bank or financial institution, but only to the extent of offsetting credit balances of the Company or its Subsidiaries pursuant to such pooling arrangement.

        "Threshold Percentage" means fifteen per cent. (15%) save that when seventy five per cent. or more of the issued ordinary share capital of the Target are owned by members of the Group and the long term public debt rating of the Company most recently published by the relevant Ratings Agency (following the Unconditional Date and taking account of the acquisition by Bidco of the Target), is lower than BBB- (as rated by S&P) and Baa3 (as rated by Moody's), the Threshold Percentage shall be reduced to ten per cent. (10%).

23.16   Refinancing Relevant Target Facilities

        (a) To the extent necessary for the Company to be in compliance with the requirements of Clause 23.15 (Subsidiary Financial Indebtedness incurrence), the Company will procure that once the Target has become a Subsidiary of Bidco, any undrawn commitment under the Relevant Target Facilities will be cancelled and any outstanding Financial Indebtedness of the Target or any member of the Target Group under such Relevant Target Facilities will be refinanced (and any Security given in relation thereto released and discharged), in each case, as soon as practicable (with a view to avoiding any prepayment, repayment or broken funding costs and expenses).

        (b) The Company will, as soon as practicable after the date or dates upon which any Target Shares are acquired by Bidco, ensure that those shares are registered in the register of shareholders of Target.

23.17   Under 75% Restrictions

        (a) If on the Unconditional Date, Bidco owns less than seventy five per cent. (75%) of the Ordinary Shares, the Company shall procure that:

                (i) as soon as reasonably practicable and in any event not later than 60 days after the Unconditional Date, the Target (and each Subsidiary of the Target which is a borrower under Relevant Target Facilities or any other Financial Indebtedness of the Target (or such Subsidiary) which becomes repayable before the end of such 60 day period) accedes to this Agreement as an Additional Borrower; and

                (ii) to the extent available, Facility C1 Loans are borrowed by the Target (or its relevant Subsidiary) and used in repayment of Relevant Target Facilities (or any other Financial Indebtedness of the Target Group which becomes repayable before the end of such 60 day period) as soon as practicable (with a view to avoiding any prepayment, repayment or broken funding costs and expenses) and such repayment shall be permitted for the purpose of Clause 23.15 (Subsidiary Financial Indebtedness incurrence) and shall not create a breach thereof.

        (b) To the extent Facility C1 Loans are available for utilisation, at any time when Bidco owns less than seventy five per cent. (75%) of the Ordinary Shares, the Company shall ensure that no member of the Group (other than a member of the Target Group) shall incur any obligation in respect of any Financial Indebtedness of any member of the Target Group or provide any loan or investment or other financial assistance to any member of the Target Group to assist such person in servicing or repaying any Financial Indebtedness save as regards guarantees of the Facilities.

23.18   The Offer

        The Company further undertakes to ensure that:

        (a) if it has not already done so, Bidco shall issue the Press Release within 7 Business Days of the date of this Agreement;

        (b) without the prior agreement of the Majority Lenders Bidco will not:

                (i) take or permit to be taken any step as a result of which any increase in the offer price for any of the Target Shares from that specified in the Press Release is or may be required to be made save to the extent funded out of additional equity or subordinated debt;

                (ii) declare the Offer unconditional as to acceptances until it has acquired or agreed to acquire (either pursuant to the Offer or otherwise) shares in the Target carrying over 50% of the voting rights attributable to the Target's share capital (ignoring any shares in the Target held in treasury); or

                (iii) (and will procure that no member of the Group will) issue any press release or make any public statement or announcement which makes reference to the Facilities or to some or all of the Finance Parties, unless required by law or by the Code (in which case Bidco shall notify the Agent as soon as practicable upon becoming aware of the requirement) (other than the Press Release or any amended or updated Press Release, the form of which has been approved by the Arranger);

        (c)     Bidco will:

                (i) comply in all material respects with the Code (subject to any waivers granted by the Panel) and all applicable laws and regulations relevant in the context of the Offer;

                (ii) keep the Agent informed as to the status and progress of the Offer and, in particular, will from time to time and promptly upon request give to the Agent reasonable details as to the current level of acceptances of the Offer;

                (iii)   promptly supply to the Agent:

                        (A) copies of all documents, certificates, notices or announcements received or issued by it (or on its behalf) in relation to the Offer (including every material certificate delivered by the receiving agent for the Offer to it and/or its advisers pursuant to the
                                Code); and

                        (B) any other information regarding the progress of the Offer as the Agent may reasonably request;

                (iv) other than pursuant to the Offer or sections 428-430 of the Companies Act 1985, not purchase any Target Shares if to do so would compel it, and shall otherwise ensure that it is not obliged, to make a mandatory offer under Rule 9 of the Code;

                (v) comply in all material respects with all of its obligations under the Scheme;

        (d) if Bidco becomes aware of a circumstance or event which, if not waived, would entitle Bidco (with the Panel's consent, if needed) to lapse or withdraw the Offer it shall promptly notify the Agent;

        (e) Bidco will promptly give notices under Section 429 of the Companies Act 1985 in respect of all classes of the Target Shares upon the conditions contained in the Companies Act 1985 for the giving of those notices being satisfied; and

        (f) all of the ordinary share capital (including any convertible securities or share options) of the Target will be subject to the Offer (except for any such shares already owned by Cemex Parent and its Subsidiaries).

23.19   Payment restrictions affecting Subsidiaries

        The Company shall not enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement directly limiting the ability of any of its Subsidiaries to:

        (a) declare or pay dividends or other distributions in respect of its or their respective equity interests in a Subsidiary, except any agreement or arrangement (other than in relation to the Asia Fund as at the date hereof) entered into by a person prior to such person becoming a Subsidiary, in which case the Company shall use its reasonable endeavours to remove such limitations. If however, such limitations are reasonably likely to affect the ability of the Company to satisfy its payment obligations under this Agreement, the Company shall use its best endeavours to remove such limitations as soon as possible;

        or

        (b) repay or capitalise any intercompany indebtedness owed by any Subsidiary to any Obligor and, for the avoidance of doubt, subordination provisions shall not be considered a limitation for the purpose of this Clause 23.19.

23.20   Indebtedness of Guarantors

        None of the Guarantors (other than the Company) shall incur or permit to exist any Financial Indebtedness other than:

        (a) Financial Indebtedness in respect of its taxes or costs, incurred pursuant to legal requirements;

        (b)     Financial Indebtedness owed to another member of the Group;

        (c) Financial Indebtedness of another member of the Group guaranteed by a Guarantor;

        (d)     Financial Indebtedness in relation to the Loan Notes; and

        (e)     Financial Indebtedness not falling within paragraphs (a) to
                (d) above, in an aggregate amount not exceeding EUR3,000,000 (or the equivalent thereof in any other currency).

23.21   Notification of adverse change in Ratings

        The Company shall promptly notify the Agent of any change in its Ratings or Outlook.

23.22   Company/Bidco Intercompany Loan

        The Company shall immediately on receipt of relevant funds on-lend to Bidco pursuant to the Company/Bidco Intercompany Loan Agreement the proceeds of all Loans.

23.23   Ownership of Bidco

        The Company shall procure that Bidco becomes its direct wholly owned Subsidiary by the date falling one hundred (100) days after the Unconditional Date or, if such is not practicable, as soon as practicable after such date.

24.     EVENTS OF DEFAULT

        Each of the events or circumstances set out in this Clause 24 is an Event of Default.

24.1    Non-payment

        An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless such failure to pay is caused by an administrative error or technical difficulties within the banking system in relation to the transmission of funds and payment is made within three Business Days of its due date.

24.2    Financial Covenants

        Any requirement of Clause 22 (Financial Covenants) is not satisfied.

24.3    Other obligations

        (a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 24.1 (Non-payment) and Clause 22 (Financial covenants)).

        (b) No Event of Default under paragraph (a) of this Clause 24.3 above will occur if the failure to comply is capable of remedy and is remedied within fifteen Business Days of the Agent giving written notice to the Company or the Company becoming aware of the failure to comply whichever is the earlier.

24.4    Misrepresentation

        Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

24.5    Cross acceleration

        (a) Any Financial Indebtedness of any Obligor or member of the Group is not paid when due nor within any originally applicable grace period.

        (b) Any Financial Indebtedness of any Obligor or member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

        (c) No Event of Default will occur under this Clause 24.5 if the aggregate amount of Financial Indebtedness falling within paragraphs (a) and (b) of this Clause 24.5 above is less than $50,000,000 (or its equivalent in any other currency or currencies).

24.6    Insolvency

        (a) Any of the Obligors or Material Subsidiaries is unable or admits inability to pay its debts as they fall due or, by reason of actual or anticipated financial difficulties, suspends making payments on any of its debts or commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

        (b) The value of the assets of any of the Obligors or Material Subsidiaries is less than its liabilities (taking into account contingent and prospective liabilities).

        (c) A moratorium is declared in respect of any indebtedness of any of the Obligors or Material Subsidiaries.

24.7    Insolvency proceedings

        Any corporate action, legal proceedings or other procedure or step is taken in relation to:

        (a) a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any of the Obligors or Material Subsidiaries other than a solvent liquidation or reorganisation of any of the Material Subsidiaries not being Obligors;

        (b) a composition, assignment or arrangement with any class of creditor of any of the Obligors or Material Subsidiaries;

        (c) the appointment of a liquidator (other than in respect of a solvent liquidation of any of the Material Subsidiaries not being Obligors), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any of the Obligors or Material Subsidiaries or any of their assets;

        or any analogous procedure or step is taken in any jurisdiction.

        This paragraph shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 60 days of commencement.

24.8    Expropriation and sequestration

        Any expropriation or sequestration affects any asset or assets of any Obligor or any Material Subsidiary and has a Material Adverse Effect.

24.9    Creditors' process and enforcement of Security

        (a) Any Security is enforced against any Obligor or any Material Subsidiary.

        (b) Any attachment, distress or execution affects any asset or assets of any Obligor or any Material Subsidiary which is reasonably likely to cause a Material Adverse Effect.

        (c)     No Event of Default under paragraphs (a) or (b) of this Clause
                24.9 above will occur if:

                (i) the action is being contested in good faith by appropriate proceedings;

                (ii) the principal amount of the indebtedness secured by such Security or in respect of which such attachment, distress or execution is carried out represents less than $50,000,000 (or its equivalent in any other currency or currencies); and

                (iii) the enforcement proceedings, attachment, distress or execution is or are discharged within 60 days of commencement.

24.10   Failure to comply with judgment

        Any Obligor or any Material Subsidiary fails to comply with or pay any sum due from it under any judgment or any order made or given by any court of competent jurisdiction save unless payment of any such sum is suspended pending an appeal.

24.11   Unlawfulness

        It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents where non-performance is reasonably likely to cause a Material Adverse Effect.

24.12   Repudiation

        An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

24.13   Change of Control

        If CEMEX, S.A. de C.V. ceases to:

        (a) be entitled to (whether by way of ownership of shares (directly or indirectly), proxy, contract, agency or otherwise):

                (i) cast, or control the casting of, at least 51 per cent. of the maximum number of votes that might be cast at a general meeting of the Company;

                (ii) appoint or remove all, or the majority, of the directors or other equivalent officers of the Company;

                (iii) give directions with respect to the operating and financial policies of the Company which the directors or other equivalent officers of the Company are obliged to comply with; or

        (b) hold at least 51 per cent. of the common shares in the Company.

24.14   Material adverse change

        Any material adverse change arises in the financial condition of the Group taken as a whole which the Majority Lenders reasonably determine would result in the failure by any Obligor to perform its payment obligations under any of the Finance Documents.

24.15   Completion of Funds Flow

        If Bidco has not become a wholly-owned Subsidiary of the Company pursuant to the steps and on the basis outlined in the Funds Flow Statement by the date falling as soon as practicable but, in any case, 100 days after the Unconditional Date.

24.16   Acceleration

        On and at any time after the occurrence of an Event of Default the Agent may, while such Event of Default is continuing and shall if so directed by the Majority Lenders, by notice to the Company:

        (a) cancel the Total Commitments whereupon they shall immediately be cancelled;

        (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

24.17   Clean Up Period

        If during the Clean-Up Period a matter or circumstance exists in respect of the Target and/or any member of the Target Group which would constitute a breach under the Finance Documents including (i) a breach of any representation or warranty made in Clause 20 (Representations), or (ii) a breach of any covenant set out in Clause 23 (General Undertakings) or (iii) a Default, such matter or circumstance will not constitute a Default until after the end of the Clean-Up Period, provided that reasonable steps are being taken to cure such matter or circumstance (following Bidco or Cemex Parent becoming aware of the same), unless such matter or circumstance (1) could reasonably be expected to have a Material Adverse Effect (assuming for this purpose that the definition thereof is deemed to be adjusted such that sub paragraph (c) thereof refers solely to payment obligations and financial covenant obligations) or (2) has been procured by, or approved by, Cemex Parent or Bidco.

                                   SECTION 9
                              CHANGES TO PARTIES

25.     CHANGES TO THE LENDERS

25.1    Assignments and transfers by the Lenders

        Subject to this Clause 25, a Lender (the "Existing Lender") may:

        (a) assign any of its rights and benefits in respect of any Utilisation; or

        (b) transfer by novation any of its rights, benefits and obligations in respect of any Commitment or any Utilisation,

        to another bank or financial institution or to a securitisation trust or fund or (subject to paragraph (a) of Clause 25.2 (Conditions of assignment or transfer)) other entity (the "New Lender").

25.2    Conditions of assignment or transfer

        (a) The Borrower must be given prior notification of any assignment or transfer becoming effective under Clause 25.1 (Assignments and transfers by the Lenders) and the consent of the Company is required for an assignment or transfer to an entity which is not a bank or financial institution or a securitisation trust or fund.

        (b) The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

        (c)     An assignment will only be effective on:

                (i) receipt by the Agent of written confirmation from the New Lender that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

                (ii) the satisfaction of the Agent with the results of all "know your client" or other checks relating to the identity of any person that it is required by law to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

        (d) A transfer will only be effective if the procedure set out in Clause 25.5 (Procedure for transfer) is complied with.

        (e)     If:

                (i) a Lender assigns or transfers any of its rights, benefits or obligations under the Finance Documents or changes its Facility Office; and

                (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

        (f) In addition to the other assignment rights provided in this Clause 25, each Lender may assign, as collateral or otherwise, any of its rights under this Agreement (including rights to payments of principal or interest on the Loans) to any trustee for the benefit of the holders of such Lender's securities provided that no such assignment shall release the assigning Lender from any of its obligations under this Agreement.

25.3    Assignment or transfer fee

        The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$2,000, except no such fee shall be payable in connection with an assignment or transfer to a New Lender upon primary syndication of the Facilities.

25.4    Limitation of responsibility of Existing Lenders

        (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

                (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

                (ii)    the financial condition of any Obligor;

                (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

                (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

                and any representations or warranties implied by law or regulation are excluded.

        (b) Each New Lender confirms to the Existing Lender, and the other Finance Parties that it:

                (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

                (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

        (c)     Nothing in any Finance Document obliges an Existing Lender to:

                (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25; or

                (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

25.5     Procedure for transfer

        (a) Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and send a copy to the Company.

        (b)     On the Transfer Date:

                (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights, and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "Discharged Rights and Obligations");

                (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

                (iii) the Agent, the Arranger, the New Lender and the other Lenders, shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

                (iv)    the New Lender shall become a Party as a "Lender".

25.6    Copy of Transfer Certificate to Borrower

        The Agent shall, as soon as reasonably practicable after it has received a Transfer Certificate, send to the Company a copy of that Transfer Certificate.

25.7    Disclosure of information

        (a) Any Lender may disclose to any of its Affiliates and any other person:

                (i) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under the Finance Documents;

                (ii) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents; or

                (iii) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

        any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate provided that the person to whom the information is to be given has entered into a Confidentiality Undertaking.

25.8    Interest

        All interest accrued in the Interest Period in which a transfer is effective shall be paid to the Existing Lender.

26.     CHANGES TO THE OBLIGORS

26.1    Assignment and Transfers by Obligors

        No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

26.2    Additional Borrowers

        (a) Subject to compliance with the provisions of paragraphs (b) and (c) of Clause 21.6 ("Know your customer" checks), the Company may request that any of its wholly owned Subsidiaries which is not a dormant Subsidiary becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

                (i) all the Lenders approve the addition of that Subsidiary;

                (ii) the Company and that Subsidiary deliver to the Agent a duly completed and executed Accession Letter;

                (iii) the Subsidiary is (or becomes) a Guarantor prior to becoming a Borrower;

                (iv) the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

                (v) the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent to be delivered by an Additional Obligor) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

        (b) The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent to be delivered by an Additional Obligor).

26.3    Additional Guarantors

        (a) Subject to compliance with the provisions of paragraphs (b) and (c) of Clause 21.6 ("Know your client" checks), the Company may request that any of its wholly owned Subsidiaries become an Additional Guarantor.

        (b) The Company shall procure that in respect of (i) each of its Subsidiaries to whom a sale, lease, transfer or other disposal is made by an Obligor pursuant to paragraph (b)(iii)(A) of Clause 23.7 (Disposals); (ii) each of its Subsidiaries which is or which is deemed to be a Material Subsidiary, whether pursuant to paragraph (b)(iii)(B) of Clause 23.7 (Disposals) or otherwise, such Subsidiary or the Holding Company of such Material Subsidiary (at the election of the Company) or such person respectively become an Additional Guarantor (unless such Subsidiary or such Material Subsidiary (in the case of
                (i) and (ii) respectively) is already a Guarantor) by:

                (A) the Company delivering to the Agent a duly-completed and executed Accession Letter; and

                (B) the Agent receiving from the Company all of the documents and other evidence referred to in Part II of
                        Schedule 2 (Conditions Precedent required to be delivered by an Additional Obligor) in relation to that Additional Guarantor.

        (c) The Agent shall notify the Guarantors and the Lenders promptly upon being satisfied that it has received all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent required to be delivered by an Additional Obligor).

        (d) For the purposes of this Clause 26.3 only, a "Holding Company" means, in relation to a Material Subsidiary, any company or corporation in respect of which it is a Subsidiary and which is not in turn a Subsidiary of a Holding Company (as defined in Clause 1.1 (Definitions)).

26.4    Resignation of Guarantor

        A Guarantor (a "Resigning Guarantor") will cease to be a Guarantor if:

        (a) it makes a sale, lease, transfer or other disposal of all or substantially all (but not a part only) of its assets to another member of the Group which is or becomes a Guarantor in accordance with paragraph (a) (i) of Clause 26.3 (Additional Obligors); or

        (b)     its Holding Company becomes a Guarantor,

        provided that:

                (i) such Resigning Guarantor also, if applicable, ceases concurrently to be a guarantor in respect of any other indebtedness of the Group or of any member of the Group;

                (ii) such Resigning Guarantor notifies the Agent of any sale, lease, transfer or other disposal in accordance with paragraph (a) of this Clause 26.4; and

                (iii) the Company may not resign as a Guarantor without the consent of all Lenders.

26.5    Repetition of Representation

        Delivery of an Accession Letter constitutes confirmation by the relevant Affiliate that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

                                  SECTION 10
                              THE FINANCE PARTIES

27.     ROLE OF THE AGENT AND THE ARRANGER

27.1    Appointment of the Agent

        (a) Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

        (b) Each of the Arranger and the Lenders, authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.2    Duties of the Agent

        (a) The Agent shall promptly forward to a Party the original or a copy of any document (including, but not limited to, the Company's annual financial statements) which is delivered to the Agent for that Party by any other Party.

        (b) The Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

        (c) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

        (d) If the Agent is aware of the non-payment of any principal, interest or fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.

        (e) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

27.3    Role of the Arranger

        Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

27.4    No fiduciary duties

        (a) Nothing in this Agreement constitutes the Agent and/or the Arranger, as a trustee or fiduciary of any other person.

        (b) Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

27.5    Business with the Group

        The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

27.6    Rights and discretions

        (a)     The Agent may rely on:

                (i) any representation, notice or document (including, for the avoidance of doubt, any representation, notice or document communicating the consent of the Majority Lenders pursuant to Clause 36.1 (Required consents)) believed by it to be genuine, correct and appropriately authorised; and

                (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

        (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

                (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-payment));

                (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

                (iii) any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

        (c) The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

        (d) The Agent may act in relation to the Finance Documents through its personnel and agents.

        (e) The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

        (f) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger, is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law and regulation or a breach of a fiduciary duty or duty of confidentiality.

27.7    Majority Lenders' instructions

        (a) Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

        (b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

        (c) The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated
                VAT) which it may incur in complying with the instructions.

        (d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

        (e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

27.8    Responsibility for documentation

        Neither the Agent nor the Arranger:

        (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

        (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

27.9    Exclusion of liability

        (a) Without limiting paragraph (b) below, neither the Agent nor the Arranger will be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct or wilful breach of any Finance Document.

        (b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Agent may rely on this Clause 27 subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

        (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

        (d) Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any checks pursuant to any laws or regulations relating to money laundering in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

27.10   Lenders' indemnity to the Agent

        Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

27.11   Resignation of the Agent

        (a) The Agent may resign and appoint one of its Affiliates acting through an office in the European Union as successor by giving notice to the other Finance Parties and the Company.

        (b) Alternatively the Agent may resign by giving notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

        (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the European Union).

        (d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

        (e) The Agent's resignation notice shall only take effect upon the appointment of a successor.

        (f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 27.11. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

        (g) After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

27.12   Confidentiality

        (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

        (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

        (c) Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent and the Arranger are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

27.13   Relationship with the Lenders

        (a) The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

        (b) Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost Formulae).

27.14   Credit appraisal by the Finance Parties

        Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Finance Party confirms to the Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

        (a) the financial condition, status and nature of each member of the Group;

        (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

        (c) whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

        (d) the adequacy, accuracy and/or completeness of the Information Memorandum, and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

27.15   Reference Banks

        If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

27.16   Agent's Management Time

        Any amount payable to the Agent under Clause 16.3 (Indemnity to the Agent) and Clause 27.10 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 13 (Fees).

27.17   Deduction from amounts payable by the Agent

        If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

28.     CONDUCT OF BUSINESS BY THE FINANCE PARTIES

        No provision of this Agreement will:

        (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

        (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

        (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29.     SHARING AMONG THE FINANCE PARTIES

29.1    Payments to Finance Parties

        If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 30 (Payment mechanics) (whether by way of set-off or otherwise) and applies that amount to a payment due under the Finance Documents then:

        (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

        (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 30 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

        (c) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 30.5 (Partial payments).

29.2    Redistribution of payments

        The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause
        30.5 (Partial payments).

29.3    Recovering Finance Party's rights

        (a)     On a distribution by the Agent under Clause 29.2
                (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

        (b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

29.4    Reversal of redistribution

        If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

        (a) each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 29.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

        (b) that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

29.5    Exceptions

        (a) This Clause 29 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

        (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

                (i) it notified that other Finance Party of the legal or arbitration proceedings; and

                (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

                                  SECTION 11
                                ADMINISTRATION

30.     PAYMENT MECHANICS

30.1    Payments to the Agent

        (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

        (b) Payments by Obligors or Lenders shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

30.2    Distributions by the Agent

        Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to an Obligor), Clause 30.4 (Clawback) and Clause 27.17 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London).

30.3    Distributions to an Obligor

        The Agent may (with the consent of the Obligor or in accordance with Clause 31 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4    Clawback

        (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

        (b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

30.5    Partial payments

        (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

                (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Arranger under the Finance Documents;

                (ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

                (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

                (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

        (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

        (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

30.6    No set-off by Obligors

        All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.7    Business Days

        (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

        (b) During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

30.8    Currency of account

        (a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

        (b) A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

        (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

        (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

        (e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

30.9    Change of currency

        (a) Unless otherwise prohibited by law or regulation, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

                (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

                (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other rounded up or down by the Agent (acting reasonably).

        (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

31.     SET-OFF

        A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32.     NOTICES

32.1    Communications in writing

        Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter or (in accordance with Clause 32.5 (Electronic Communication)) by email.

32.2    Addresses

        The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

        (a) in the case of the Company, that identified with its name below;

        (b) in the case of each Lender, or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

        (c)     in the case of the Agent, that identified with its name below,

        or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

32.3    Delivery

        (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

                (i)     if by way of fax, when received in legible form; or

                (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 32.2 (Addresses), if addressed to that department or officer.

        (b) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

        (c) All notices from or to an Obligor shall be sent through the Agent. The Company may make and/or deliver as agent of each Obligor notices and/or requests on behalf of each Obligor.

        (d) Any communication or document made or delivered to the Company in accordance with this Clause 32.3 will be deemed to have been made or delivered to each of the Obligors.

32.4    Notification of address and fax number

        Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 32.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

32.5    Electronic communication

        (a) Any communication to be made between the Agent and a Lender and/or any member of the Group under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender and/or member of the Group:

                (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

                (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

                (iii) notify each other of any change to their address or any other such information supplied by them.

        (b) Any electronic communication made between the Agent and a Lender and/or any member of the Group will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender and/or any member of the Group to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

32.6    English language

        (a) Any notice given under or in connection with any Finance Document must be in English.

        (b) All other documents provided under or in connection with any Finance Document must be:

                (i)     in English or Spanish; or

                (ii) if not in English or Spanish, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32.7    Obligor Agent

        (a) Each Obligor (other than the Company) by its execution of this Agreement or an Accession Letter (as the case may be) irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises (i) the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests, Renewal Requests or Selection Notices), to execute on its behalf any documents required hereunder and to make such agreements capable of being given or made by any Obligor notwithstanding that they may affect such Obligor, without further reference to or consent of such Obligor; and
                (ii) each Finance Party to give any notice, demand or other communication to such Obligor pursuant to the Finance Documents to the Company on its behalf, and in each case such Obligor shall be bound thereby as though such Obligor itself had given such notices and instructions (including, without limitation, any Utilisation Requests, Renewal Requests or Selection Notices) or executed or made such agreements or received any notice, demand or other communication.

        (b) Every act, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Company, or given to the Company, in its capacity as agent in accordance with paragraph (a) of this Clause 32.7, in connection with this Agreement shall be binding for all purposes on such Obligors as if the other Obligors had expressly made, given or concurred with the same. In the event of any conflict between any notices or other communications of the Company and any other Obligor, those of the Company shall prevail.

32.8    Use of Websites

        (a) The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the "Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the "Designated Website") if:

                (i) the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

                (ii) both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

                (iii) the information is in a format previously agreed between the Company and the Agent.

                If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall supply the information to the Agent in paper form. In any event the Company shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

        (b) The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent.

        (c) The Company shall promptly upon becoming aware of its occurrence notify the Agent if:

                (i) the Designated Website cannot be accessed due to technical failure;

                (ii) the password specifications for the Designated Website change;

                (iii) any new information which is required to be provided under this Agreement is posted onto the Designated Website;

                (iv) any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

                (v) the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

                If the Company notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

        (d) Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within ten Business Days.

33.     CALCULATIONS AND CERTIFICATES

33.1    Accounts

        In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

33.2    Certificates and Determinations

        Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

33.3    Day count convention

        Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days, or where the interest, commission or fee is to accrue in respect of any amount denominated in sterling, 365 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

33.4    Spanish Civil Procedure

        In the event that this Agreement is raised to a Spanish Public Documents, for the purposes of Article 572.2 of the Spanish Civil Procedure Law (Ley de Enjuiciamiento Civil), all parties expressly agree that the exact amount due at any time by the Obligors to the Lenders will be the amount specified in a certificate issued by the Agent (and/or any Lender) in accordance with Clause 33.2 (Certificates and Determinations) as representative of the Lenders reflecting the balance of the accounts referred to in Clause 33.1 (Accounts).

33.5    No personal liability

        If an individual signs a certificate on behalf of any member of the Group and the certificate proves to be incorrect, the individual will incur no personal liability as a result, unless the individual acted fraudulently in giving the certificate. In this case any liability of the individual will be determined in accordance with applicable law.

34.     PARTIAL INVALIDITY

        If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law or regulation of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the laws or regulations of any other jurisdiction will in any way be affected or impaired.

35.     REMEDIES AND WAIVERS

        No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law or regulation.

36.     AMENDMENTS AND WAIVERS

36.1    Required consents

        (a) Subject to Clause 36.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties.

        (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 36.

        (c) The Company may effect, as agent of each Obligor, any amendment or waiver permitted by this Clause 36.

36.2    Exceptions

        (a) An amendment or waiver that has the effect of changing or which relates to:

                (i) the definition of "Majority Lenders", "Optional Currency" or "Certain Funds Period" in Clause 1.1 (Definitions);

                (ii) an extension to the Availability Period or to the date of any scheduled payment of any amount under the Finance Documents;

                (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

                (iv) a change in currency of payment of any amount under the Finance Documents;

                (v)     an increase in or an extension of any Commitment;

                (vi) a change to the Borrowers or any of the Guarantors other than in accordance with Clause 26 (Changes to the Obligors);

                (vii) any provision which expressly requires the consent of all the Lenders; or

                (viii) Clause 2.2 (Finance Parties' Rights and Obligations), Clause 19 (Guarantee and Indemnity), Clause 25 (Changes to the Lenders), Clause 26 (Changes to the Obligors) or this Clause 36, shall not be made without the prior consent of all the Lenders.

        (b) An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger, may not be effected without the consent of the Agent or the Arranger at such time.

37.     COUNTERPARTS

        Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

                                  SECTION 12
                         GOVERNING LAW AND ENFORCEMENT

38.     GOVERNING LAW

        This Agreement is governed by English law.

        If any of the Original Guarantors is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws and regulations of a particular jurisdiction, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws and regulations shall govern the existence and extent of such attorney's or attorney's authority and the effects of the exercise thereof.

39.     ENFORCEMENT

39.1    Jurisdiction of English Courts

        (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

        (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

        (c) This Clause 39.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law or regulation, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

39.2    Service of process

        Without prejudice to any other mode of service allowed under any relevant law or regulation, each Obligor (other than an Obligor incorporated in England and Wales):

        (a) irrevocably appoints the Process Agent as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document and Bidco by its execution of this Agreement accepts that appointment ; and

        (b) agrees that failure by the Process Agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.



This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                  SCHEDULE 1

                             The Original Parties

                                    Part I
                                 The Obligors

 Name of Original Borrower                         Registration number
                                                 (or equivalent, if any)

     Cemex Espana, S.A.                    N(0) Hoja-Registro Mercantil, Madrid:
                                                        M- 156542
                                                     NIF: A46/004214




 Name of Guarantor                                 Registration number
                                                 (or equivalent, if any)

 Cemex Espana, S.A.                        N(0) Hoja-Registro Mercantil, Madrid:
                                                        M- 156542
                                                     NIF: A46/004214

                                            Trade Register of the Chamber of
                                         Commerce and Industry in Amsterdam (The
                                                       Netherlands)

Cemex Caracas Investments B.V.                             34121194

Cemex Caracas II Investments B.V.                          34159953

Cemex Egyptian Investments B.V.                            34108365

Cemex Manila Investments B.V.                              34108359

Cemex American Holdings B.V.                               34213058

                                   Part II

                             The Original Lenders

Name of Original Lender             Facility C1        Facility C2         Facility C3
                                    Commitment          Commitment         Commitment

                                       (US$)              (US$)               (US$)
Citibank International plc,         750,000,000        575,000,000         575,000,000
Sucursal en Espana /
Citibank, N.A.

Goldman Sachs Credit                750,000,000        575,000,000         575,000,000
Partners L.P.





Total                              1,500,000,000      1,150,000,000       1,150,000,000

                                  SCHEDULE 2
                             CONDITIONS PRECEDENT

                                    Part I
                  Conditions Precedent to Initial Utilisation

1.      Obligors

        (a) A copy of the current constitutional documents of each Original Obligor.

        (b) A power of attorney granting a specific individual or individuals sufficient power to sign the Finance Documents on behalf of each Original Obligor and a copy of a resolution of the board of directors of each Original Obligor:

                (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

                (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

                (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

        (c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Finance Documents.

        (d) A certificate of the Company (signed by an Authorised Signatory) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on any Original Obligor to be exceeded.

        (e) A certificate of an Authorised Signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.      Transaction Documents and related documents

        A copy of the Company/Bidco Intercompany Loan Agreement in the agreed form.

3.      Finance Documents

        (a) This Agreement executed by the members of the Group party to this Agreement.

        (b) The Syndication and Fee Letter, the Sub Underwriter Fee Letter and the Costs and Expenses Letter, each executed by all parties thereto.

4.      Legal Opinions

        (a) A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Agent in England, as to English law substantially in the form distributed to the Original Lenders prior to signing this Agreement satisfactory to the Lenders.

        (b) An opinion with respect to the laws and regulations of the Kingdom of Spain from Clifford Chance, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

        (c) An opinion with respect to the laws and regulations of The Netherlands from Warendorf, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

        (d) An opinion from in-house counsel of the Company, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

5.      Offer Related Conditions

        (a) A copy, certified as being a true and complete copy by an Authorised Signatory of Bidco, of the Press Release, in substantially the form distributed to the Agent prior to signing of this Agreement (where any changes are not relevant to the interests of the Finance Parties).

        (b) Copies, certified as being true and complete copies by an Authorised Signatory of Bidco, of each Offer Document incorporating the terms set out in the Press Release or any subsequent press announcements released by Bidco in connection with the Offer or such other changes to reflect the Offer (in each case, which are not relevant to the interests of the Finance Parties) and any other terms required by the Code or the Panel.

        (c) A copy, certified as being a true and complete copy by an Authorised Signatory of Bidco, of the announcement that each Offer has become or has been declared unconditional in all respects together with a certificate from an Authorised Signatory of Bidco that in having declared each Offer unconditional it is not in breach of Clause 23.18 (The Offer).

6.      Other Documents and Evidence

        (a)     The Group Structure Chart.

        (b)     The Funds Flow Statement.

        (c)     The Original Financial Statements of each Obligor.

        (d) A certificate of the Company (signed by a director) certifying that the Company/Bidco Intercompany Loan Agreement is in full force and effect.

        (e) Copies of forms PE-1 and PE-3 stamped by the Bank of Spain (Banco de Espana), whereby it assigns a Financial Operation Number ("NOF") to the Facilities and to the Company/Bidco Intercompany Loan.

                                   Part II
                      Conditions Precedent Required to be
                      Delivered by an Additional Obligor

Obligors:

1. An Accession Letter, duly executed by the Additional Obligor and the Company.

        (a)     A copy of the constitutional documents of the Additional
                Obligor.

        (b) A copy of a resolution of the board of directors of the Additional Obligor:

                (i) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

                (ii) authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf; and

                (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

        (c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

        (d) Should the legal advisers of the Lenders consider it advisable, a copy of a resolution signed by all the holders of the issued shares of the Additional Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Obligor is a party.

        (e) A certificate of the Additional Obligor (signed by an Authorised Signatory) confirming that guaranteeing the Total Commitments would not cause any guaranteeing or similar limit binding on it to be exceeded.

        (f) A certificate of an Authorised Signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

2.      Legal opinions

        (a) A legal opinion of the legal advisers to the Additional Obligor in form and substance reasonably satisfactory to the legal advisers of the Lenders.

        (b) A legal opinion of Clifford Chance, or other firm that can opine for the Additional Obligor if not Clifford Chance, legal advisers to the Lenders.

3.      Other documents and evidence

        (a) Evidence that any process agent referred to in Clause 39.2 (Service of process) has accepted its appointment.

        (b) In relation to any Additional Borrower incorporated in Spain, a copy of form PE-1 stamped by the Bank of Spain (Banco de Espana), whereby it assigns a Financial Operation Number ("NOF") to the accession of the such Additional Borrower.

        (c) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers (after having taken appropriate legal advice) to be necessary or desirable (if it has notified the Additional Obligor and the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

        (d)     The Original Financial Statements of the Additional Guarantor.

                                  SCHEDULE 3
                                   REQUESTS

                                   Part I A
                              Utilisation Request


From:      [Borrower]

To:        [Agent]

Dated:

Dear Sirs

       Cemex - US$3,800,000,000 Term and Revolving Facilities Agreement
                  dated [O] 2004 (the "Facilities Agreement")

1. We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.      [We wish to borrow a Loan on the following terms:

        (a) Proposed Utilisation Date: [O] (or, if that is not a Business Day, the next Business Day)

        (b)     Borrower [O]

        (c)     Facility to be utilised: [Facility C1] [Facility C2] [Facility
                C3] **

        (d)     Currency of Loan: [O]

        (e)     Amount: [O] or, if less, the relevant Available Facility

        (f)     Interest Period: [O]

3. We confirm that, to the extent applicable, each condition specified in Clause 4.2 (Further Conditions Precedent) is satisfied or waived on the date of this Utilisation Request.

4.      The proceeds of this Loan should be credited to [account].

5.      This Utilisation Request is irrevocable.

6. Terms used in this Utilisation Request which are not defined in this Utilisation Request but are defined in the Facilities Agreement shall have the meaning given to those terms in the Facilities Agreement.

                               Yours faithfully

                       ................................
                           authorised signatory for
                                [the Borrower]


NOTES:

** Select the Facility to be utilised and delete references to the other Facilities.

                                   Part II
                               Selection Notice

                           Applicable to a Term Loan

From:      [Borrower]

To:        [Agent]

Dated:

Dear Sirs

       Cemex - US$3,800,000,000 Term and Revolving Facilities Agreement
                  dated [O] 2004 (the "Facilities Agreement")

1. We refer to the Facilities Agreement. This is a Selection Notice. Terms defined in the Facilities Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.      We refer to the following Term Loan[s]

        Utilisation Date:                            [ o ]

        Borrower                                     [ o ]

        Amount:                                      [ o ]

        Final Day of Interest Period:                [ o ]

3. [We request that the above Term Loan[s] be divided into [O] Term Loans with the following Interest Periods:]

        or

        [We request that the next Interest Period for the above Term Loan[s] is [O]].

4.      This Selection Notice is irrevocable.

5. Terms used in this Selection Notice which are not defined in this Selection Notice but are defined in the Facilities Agreement shall have the meaning given to those terms in the Facilities Agreement.

                               Yours faithfully

                         ............................
                           authorised signatory for
                                [the Borrower]

                                  SCHEDULE 4
                            MANDATORY COST FORMULAE

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

        (a)     in relation to a sterling Loan:

                              AB + C(B-D) + E x 0.01
                              ---------------------- per cent. per annum
                                 100 - (A+C)

        (b)     in relation to a Loan in any currency other than sterling:

                              E x 0.01
                              -------- per cent. per annum
                                 300

        Where:

        A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

        B is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 10.3 (Default interest)) payable for the relevant Interest Period on the Loan.

        C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

        D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

        E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per (pound)1,000,000.

5.      For the purposes of this Schedule:

        (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

        (b) "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

        (c) "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

        (d) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per (pound)1,000,000 of the Tariff Base of that Reference Bank.

8. Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

        (a)     the jurisdiction of its Facility Office; and

        (b) any other information that the Agent may reasonably require for such purpose.

        Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13. The Agent may from time to time, after consultation with the Company and the Lenders, determine and if so requested by any Lender, notify to all Parties any amendments which are required by such Lender to be made to this Schedule in order to comply with any change in law or regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                  SCHEDULE 5
                         FORM OF TRANSFER CERTIFICATE

To:     [Agent]

From: [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated:

       Cemex - US$3,800,000,000 Term and Revolving Facilities Agreement
                  dated [O] 2004 (the "Facilities Agreement")

1. We refer to the Facilities Agreement. This is a Transfer Certificate. Terms defined in the Facilities Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.      We refer to Clause 25.5 (Procedure for transfer):

        (a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the schedule to this certificate in accordance with Clause 25.5 (Procedure for transfer).

        (b)     The proposed Transfer Date is [O].

        (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 32.2 (Addresses) are set out in the schedule to this certificate.

3. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 25.4(c) (Limitation of responsibility of Existing Lenders).

4. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5. We confirm that we have carried out and are satisfied with the results of all compliance checks we consider necessary in relation to our participation in the Facilities.

6.      This Transfer Certificate is governed by English law.

                                 THE SCHEDULE

              Commitment/rights and obligations to be transferred

                           [insert relevant details]
 [Facility Office address, email, fax number and attention details for notices and account details for payments,]

[Existing Lender]                                       [New Lender]

By:                                                     By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [O].

[Agent]

By:

                                  SCHEDULE 6
                           FORM OF ACCESSION LETTER

To:        [Agent]

From:      [Subsidiary] and [Company]

Dated:

Dear Sirs

       Cemex - US$3,800,000,000 Term and Revolving Facilities Agreement
                  dated [O] 2004 (the "Facilities Agreement")

1. [Subsidiary] agrees to become an [Additional Guarantor/Additional Borrower] and to be bound by the terms of the Facilities Agreement and the other Finance Documents as an [Additional Guarantor/Additional Borrower] pursuant to Clause 26.3 (Additional Obligors)] of the Agreement. [Subsidiary] is a limited liability company duly incorporated under the laws of [name of relevant jurisdiction] with registered number [o].

2.      [Subsidiary's] administrative details are as follows:

        Address:

        Fax No.:

        Attention:

3.      This letter is governed by English law.

4. Terms which are used in this Accession Letter which are not defined in this Accession Letter but are defined in the Facilities Agreement shall have the meaning given to those terms in the Facilities Agreement.

        [This Accession Letter is entered into by deed.]**

       Signed                                by:
       ---------------------------              -------------------------
       [Company]                                      [Subsidiary]


NOTES:

*      Delete as appropriate.

** If the Facilities are fully drawn there may be an issue in relation to past consideration for a proposed Additional Obligor. This can be overcome by acceding by way of deed.

                                  SCHEDULE 7
                        FORM OF COMPLIANCE CERTIFICATE

To:        [o] as Agent

From:      [Company]

Dated:

Dear Sirs

       Cemex - US$3,800,000,000 Term and Revolving Facilities Agreement dated [O] 2004 (the " Facilities Agreement")

1. We refer to the Facilities Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.      We confirm that:

        (a) Pursuant to Clause 22.2 (Financial condition) the financial condition of the Group as of [ ] evidenced by the consolidated financial statements for the financial year/four quarters then ended comply with the following conditions:

                  (i)      Net Borrowings                EUR______________ ("A")

                           comprising       EUR [Guarantees]

                                            EUR [Off-Balance-Sheet Transactions]

                                            EUR [Financial Indebtedness]

                                            EUR [Liquid Investments]

                           Adjusted EBITDA

                           comprising:

                           EUR [operating profit]

                           EUR [annual depreciation for fixed assets]

                           EUR [annual amortisation of intangible assets]

                           EUR [annual amortisation of start-up costs of the Group]

                           EUR [dividends received from non-consolidated companies]

                           EUR [dividends received from companies consolidated by the equity method]

                           EUR [Cemex Capital Contributions]

                           EUR [acquired business (i) operating income and
                           (ii) depreciation and amortisation expense]

                                                      EUR ______________ ("B")

                  A:B to be less than or equal to              3.5:1

                  (ii)     EBITDA                     EUR ______________ ("B")

                           Finance Charges

                           comprising       EUR [interest expenses]

                                            EUR [other expenses]

                                                      EUR ______________ ("C")

                          B:C to be greater than or equal to   3:1

        (b) As at the date of this Certificate the following Subsidiaries of the Group fall within the definition of Material Subsidiaries as set out in Clause 1.1
                  (Definitions):

3.      We confirm that no Default is continuing.



Signed:
                                      ---------------------------
                                      Authorised Signatory

                                      of

                                      Company

[insert applicable certification language]
----------------------------------------
For and on behalf of
[name of auditors of the Company]

                                  SCHEDULE 8
                                  TIMETABLES


                                              Loans in euro or dollars             Loans in sterling

Agent notifies the Company if a currency is   -                                    -
approved as an Optional Currency in
accordance with Clause 4.4 (Conditions
relating to Optional Currencies)

Delivery of a duly completed Utilisation      U-3                                  U-1
Request (Clause 5.1 (Delivery of a
Utilisation Request)) or a Selection Notice   11.00am                              11.00am
(Clause 11.1 (Selection of Interest
Periods))

Agent determines (in relation to a            U-3                                  U-1
Utilisation) the Base Currency Amount of
the Loan, if required under paragraph (c)     3.00pm                               3.00pm
of Clause 5.4 (Lenders' participation) and
notifies the Lenders of the Loan in
accordance with Clause 5.4 (Lenders'
participation)

Agent receives a notification from a Lender   U-2                                  U
under Clause 6.2 (Unavailability of a
currency)                                     9.30am                               9.30am

Agent gives notice in accordance with         U- 2                                 U
Clause 6.2 (Unavailability of a currency)     10.30am                              10.30am

LIBOR or EURIBOR is fixed                     Quotation Day as of 11:00            Quotation Day as of
                                              a.m. London time in respect          11:00 a.m.
                                              of LIBOR and as of 11.00
                                              a.m. Brussels time in
                                              respect of EURIBOR

"U"        =      date of utilisation

"U - X"    =      X Business Days prior to date of utilisation

SCHEDULE 9
                    FORM OF LMA CONFIDENTIALITY UNDERTAKING

                         [Letterhead of Existing Bank]

To:
=====================================
                                      [insert name of Potential Lender]


=====================================


Re:      The Facilities
=====================================
Borrower:
Amount:
Agent:
=====================================


Dear Sirs

We understand that you are considering participating in the Facilities. In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.      Confidentiality Undertaking You undertake:

        (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

        (b) to keep confidential and not disclose to anyone the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facilit[y/ies];

        (c)     to use the Confidential Information only for the Permitted
                Purpose;

        (d) to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2(b) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it; and

        (e) not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Facilities.

2.      Permitted Disclosure We agree that you may disclose Confidential
        Information:

        (a) to members of the Participant Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Participant Group;

        (b) (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Participant Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Participant Group; or

        (c)     with the prior written consent of us and the Company.

3. Notification of Required or Unauthorised Disclosure You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2(b) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4. Return of Copies If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2(b) above.

5. Continuing Obligations The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub-participation) an interest, direct or indirect, in the Facilities or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6. No Representation; Consequences of Breach, etc You acknowledge and agree that:

        (a) neither we, nor any member of the Group, nor any of our or their respective officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Group or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

        (b) we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7. No Waiver; Amendments, etc This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege under this letter will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges under this letter. The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8. Inside Information You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9.      No Front Running

        (a) You agree that until primary syndication of the Facility has been completed and allocations released, you will not, and will procure that no other member of the Participation Group will:

                (i)     undertake any Front Running;

                (ii) enter into (or agree to enter into) any agreement with any bank, financial institution or other third party which to your knowledge may be approached to become a syndicate member, under which that bank, financial institution or other third party shares any risk or participates in any exposure of any Lender under the Facility; or

                (iii) offer to make any payment or other compensation of any kind to any bank, financial institution or third party for its participation (direct or indirect) in the Facility.

        (b) Neither you nor any other member of the Participant Group has engaged in any Front Running:

                (i) if you or any other member of the Participant Group engages in any Front Running before the close of primary syndication we may suffer loss or damage and your position in future financings with us and the Company may be prejudiced; and

                (ii) if you or any other member of the Participant Group engages in any Front Running before the close of primary syndication we retain the right not to allocate to you a commitment under the Facility.

        For the purpose "Front Running" means the process of:

        (a) communicating with any bank, financial institution or third party which, to its knowledge, may be approached to become a syndicate member with a view of encouraging, or with the result that such bank or financial institution is encouraged, to await the secondary market in respect of participation in the Facility; and/or

        (b) actually making a price (generally or to a specific bank, financial institution or third party) in respect of a participation in the Facility.

10. Nature of Undertakings The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Company and each other member of the Group.

11.     Third party rights

        (a) Subject to paragraph 6 and paragraph 9 the terms of this letter may be enforced and relied upon only by you and us and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

        (b) The Relevant Persons may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

        (c) Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Group to rescind or vary this letter at any time.

12. Governing Law and Jurisdiction This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

13. Definitions In this letter (including the acknowledgement set out below):

        "Confidential Information" means any information relating to the Company, the Group, and the Facilities including, without limitation, the information memorandum, provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

        "Group" means the Company and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 1985);

        "Participant Group" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985); and

        "Permitted Purpose" means considering and evaluating whether to enter into the Facilities.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully


-----------------------
For and on behalf of

[Existing Lender]

To:      [Existing Lender]
         The Company and each other member of the Group

We acknowledge and agree to the above:

-------------------------
For and on behalf of
[Potential New Lender]

                                 SCHEDULE 10
                               EXISTING SECURITY



Company                       Lender                  Security                  Total Principal Amount of
                                                                                Indebtedness Secured as of
                                                                                30 June 2004
                                                                                (millions of euro)
1. CEMEX Construction         GE Capital (FKIT        Equipment related with                    1.263
Materials, L.P.               279,280)                the Credit

2. CEMEX Construction         Hampton                 Land related with the                     0.338
Materials, L.P.                                       Credit

3. Kosmos Cement Company      First Corp (FKIT        Equipment related with                    0.035
                              101649) the Credit

4. Mineral Resource           Met-South, Inc.         Ash storage facility                      0.248
Technologies, Inc.

5. Any security existing at
the date of this Agreement
constituted by the transfer
of shares or any other
instrument of title
representing an equity
participation in the Asia
Fund into a trust
                                                                                ----------------------------

                                                                                     1.883 and the security
                                                                                               under item 5


                                 SCHEDULE 11
                            EXISTING NOTARISATIONS



Type of Agreement        Borrower/Guarantor         Maturity Date                  Total Principal Amount
                                                                                   of Indebtedness
                                                                                   notarised as of
                                                                                   30 June 2004

Bilateral lines          Cemex Espana, S.A./n.a.    Between Jan. and Dec. 2005     EUR 51,086,0291

Deferred purchase        Aricemex S.A./n.a.         July, 2005                     EUR 961,619
price

------------------------------------------------------------------------------
1 Corresponds to the total committed amount under the facilities. Amount drawn as of 06.30.04: EUR 18,712,797.

                                 SCHEDULE 12
                             MATERIAL SUBSIDIARIES

        Cemex Inc.

        Cemex Corp.

        Cemex Venezuela SACA

        Vencement Investments

        Construction Funding Corporation

                                  SIGNATURES

THE COMPANY

CEMEX ESPANA, S.A.

By:           /s/ RAMIRO VILLARREAL MORALES

Address:      Ave. Ricardo Margain Zozaya # 325
              Col. Valle del Campestre
              San Pedro Garza Garcia, N.L.
              Mexico 66265

Fax:          (52 81) 8888-4415
Attention:    Humberto Lozano/Ramiro Villarreal

THE ORIGINAL GUARANTORS

CEMEX ESPANA, S.A.

By:           /s/ RAMIRO VILLARREAL MORALES

Address:      Ave. Ricardo Margain Zozaya # 325
              Col. Valle del Campestre
              San Pedro Garza Garcia, N.L.
              Mexico 66265

Fax:          (52 81) 8888-4415
Attention:    Humberto Lozano/Ramiro Villarreal

CEMEX CARACAS INVESTMENTS B.V.

By:           /s/ RAMIRO VILLARREAL MORALES

Address:      Ave. Ricardo Margain Zozaya # 325
              Col. Valle del Campestre
              San Pedro Garza Garcia, N.L.
              Mexico 66265

Fax:          (52 81) 8888-4415
Attention:    Humberto Lozano/Ramiro Villarreal

CEMEX CARACAS II INVESTMENTS B.V.

By:           /s/ RAMIRO VILLARREAL MORALES

Address:      Ave. Ricardo Margain Zozaya # 325
              Col. Valle del Campestre
              San Pedro Garza Garcia, N.L.
              Mexico 66265

Fax:          (52 81) 8888-4415
Attention:    Humberto Lozano/Ramiro Villarreal

CEMEX EGYPTIAN INVESTMENTS B.V.

By:           /s/ RAMIRO VILLARREAL MORALES

Address:      Ave. Ricardo Margain Zozaya # 325
              Col. Valle del Campestre
              San Pedro Garza Garcia, N.L.
              Mexico 66265

Fax:          (52 81) 8888-4415
Attention:    Humberto Lozano/Ramiro Villarreal

CEMEX MANILA INVESTMENTS B.V.

By:           /s/ RAMIRO VILLARREAL MORALES

Address:      Ave. Ricardo Margain Zozaya # 325
              Col. Valle del Campestre
              San Pedro Garza Garcia, N.L.
              Mexico 66265

Fax:          (52 81) 8888-4415
Attention:    Humberto Lozano/Ramiro Villarreal

CEMEX AMERICAN HOLDINGS B.V.

By:           /s/ RAMIRO VILLARREAL MORALES

Address:      Ave. Ricardo Margain Zozaya # 325
              Col. Valle del Campestre
              San Pedro Garza Garcia, N.L.
              Mexico 66265

Fax:          (52 81) 8888-4415
Attention:    Humberto Lozano/Ramiro Villarreal



THE ARRANGER

CITIGROUP GLOBAL MARKETS LIMITED

By:           /s/ CARLOS BARONA

Address:      Citigroup Centre, 33 Canada Square, Canary Wharf, London E14 5LB

Fax:          + 44 20 7986 8278



GOLDMAN SACHS INTERNATIONAL

By:           /s/ JAVIER LAZARO

Address:      Peterborough Court, 133 Fleet Street, London EC4A 2BB

Fax:          + 44 (20) 7774 4477

Attention:    Javier Lazaro



THE AGENT

CITIBANK INTERNATIONAL PLC

By:           /s/ CARLOS BARONA

Address:      Loans Agency Office, 2nd Floor,
              4 Harbour Exchange Square, London E14 9GE

Fax:          00 44 208 636 3824/3825

Attention:    Ian Hayton



THE LENDERS

CITIBANK INTERNATIONAL PLC, SUCURSAL EN ESPANA

By:           /s/ CARLOS BARONA

Address:      C/Jose Ortega v Gasset 29, Madrid 28006, Spain

Fax:          + 34 91 435 2811



CITIBANK, N.A.

By:           /s/ CARLOS BARONA

Address:      Citigroup Centre, 33 Canada Square, Canary Wharf, London E14 5LB

Fax:          + 44 20 7986 8278




GOLDMAN SACHS CREDIT PARTNERS, L.P.

By:           /s/ JAVIER LAZARO

Address:      85 Broad Street, New York, NY 10004, United States of America

Fax:          + 44 (20) 7774 4477